                                                                     EXHIBIT 2.1

                           Asset Purchase Agreement

                                 By and Among


                         Lowell Sun Publishing Company

                                      and

                           Lowell Sun Realty Company

                                    Sellers


                         Garden State Newspapers, Inc.

                                   Purchaser


                                      And


                            John H. Costello, Jr.,
                            Alexander S. Costello,
                              Thomas F. Costello,
                              Andrew G. Costello,
                             Charlotte E. LaPierre
                                      and
                                 Dana E. Biadi

                                  Guarantors


                                  Relating to

                                    The Sun
                                    -------
                                      and
                                 The Sunday Sun
                                 --------------



                                                                   June 25, 1997

                               TABLE OF CONTENTS


                                   ARTICLE I
                          Purchase and Sale of Assets
                          ---------------------------

     1.1    Agreement to Purchase and Sell...................................   1
            -------------------------------
     1.2.   Enumeration of Purchased Assets..................................   1
            -------------------------------
     1.3    Excluded Assets..................................................   4
            ---------------

                                       ARTICLE II
                            Assumption of Certain Liabilities
                            ---------------------------------
     2.1    Agreement to Assume..............................................   5
            -------------------
     2.2    Excluded Liabilities.............................................   7
            --------------------


                                       ARTICLE III
                  Purchase Price, Closing, Non-Competition Agreements,
                         Working Capital Statements, Adjustments
                  ---------------------------------------------------
     3.1    Purchase Price...................................................   8
            --------------
     3.2    Time and Place of Closing........................................   8
            -------------------------
     3.3    Allocation of Purchase Price.....................................   8
            ----------------------------
     3.4    Adjustments to Purchase Price....................................   8
            -----------------------------
     3.5    Non-Competition Agreements.......................................  12
            --------------------------

                                       ARTICLE IV
                         Sellers' Representations and Warranties
                         ---------------------------------------
     4.1    Organizational...................................................  13
            --------------
     4.2    Financial........................................................  14
            ---------
     4.3    Advertising and Commercial Printing..............................  16
            -----------------------------------
     4.4    Circulation Matters, Newsprint, Ink Purchases and Other Matters..  17
            ---------------------------------------------------------------
     4.5    Conduct of Business..............................................  18
            -------------------
     4.6    Contracts, Benefit Plans, Notes and Other Instruments............  19
            -----------------------------------------------------
     4.7    Employees........................................................  20
            ---------
     4.8    Litigation.......................................................  22
             ----------
     4.9    Environmental Matters............................................  23
            ---------------------
     4.10   Real Property....................................................  24
            -------------
     4.11   Intellectual Property............................................  25
            ---------------------


     4.12    Second Class Mail.................................................  26
             -----------------
     4.13    Deposits/Bonds....................................................  26
             --------------
     4.14    General...........................................................  26
             -------

                                        ARTICLE V
                        Purchaser's Representations and Warranties
                        ------------------------------------------
     5.1     General...........................................................  27
             -------

                                        ARTICLE VI
                               Conduct Prior to the Closing
                               ----------------------------
     6.1     General...........................................................  28
             -------
     6.2     Sellers' Obligations..............................................  29
             --------------------
     6.3     Joint Obligations.................................................  31
             -----------------

                                       ARTICLE VII
                                  Conditions to Closing
                                  ---------------------
     7.1     Conditions to Sellers' Obligations................................  32
             ----------------------------------
     7.2     Conditions to Purchaser's Obligations.............................  33
             -------------------------------------

                                       ARTICLE VIII
                                         Closing
                                         -------
     8.1     Form of Documents.................................................  34
             -----------------
     8.2     Purchaser's Deliveries............................................  35
             ----------------------
     8.3     Sellers' Deliveries...............................................  36
             -------------------

                                        ARTICLE IX
                                   Post-Closing Matters
                                   --------------------
     9.1     Inspection of Records.............................................  38
             ---------------------
     9.2     Certain Consents..................................................  39
             ----------------
     9.3     Use of Trademarks: References to Sellers..........................  39
             ----------------------------------------
     9.4     Payments of Accounts Receivable...................................  39
             -------------------------------
     9.5     Transactional Costs/Expenses......................................  39
             ----------------------------
     9.6     Disclosure of Confidential Information............................  39
             --------------------------------------
     9.7     Injunctive Relief.................................................  40
             -----------------
     9.8     Further Assurances................................................  40
             ------------------


     9.9     Excluded Liabilities..........................................      40
             --------------------
     9.10    Sellers' Final Payroll........................................      40
             ----------------------
     9.11    Consulting Agreements.........................................      40
             ---------------------
     9.12    Employment Offers.............................................      41
              ----------------
     9.13    Accrued Vacation; Post-Retirement Health and Dental Benefits..      41
             ------------------------------------------------------------
     9.14    Blue Choice Health and Delta Dental Plans.....................      41
             -----------------------------------------
                                       ARTICLE X
                                    Indemnification
                                    ---------------
     10.1    General.......................................................      41
             -------
     10.2    Indemnification Obligations of Sellers........................      42
             --------------------------------------
     10.3    Purchaser's Indemnification Obligations.......................      44
             ---------------------------------------
     10.4    Exclusive Remedy..............................................      45
             ----------------
     10.5    Third Party Claims............................................      46
             ------------------
     10.6    Other Indemnification Claims..................................      47
             ----------------------------
     10.7    Guarantors' Limited Recourse Indemnification Obligations......      47
             --------------------------------------------------------

                                   ARTICLE XI
                        Effect of Termination/Proceeding
                        --------------------------------
     11.1    Right to Terminate............................................      48
             ------------------
     11.2    Remedies......................................................      48
             --------

                                     ARTICLE XII
                                     Risk of Loss
                                     ------------



                                     ARTICLE XIII
                                    Miscellaneous
                                    -------------
     13.1    Exclusivity...................................................      49
             -----------
     13.2    Publicity.....................................................      49
             ---------
     13.3    Notices.......................................................      49
             -------
     13.4    Entire Agreement..............................................      52
             ---------------
     13.5    Survival: Non-Waiver..........................................      52
             -------------------
     13.6    Applicable Law................................................      53
             --------------
     13.7    Binding Effect: Benefit.......................................      53
             -----------------------
     13.8    Assignability.................................................      53
             -------------
     13.9    Amendments....................................................      53
             ----------
     13.10   Headings......................................................      53
             --------

                                    Exhibits
                                    --------

Exhibit A   Definitions
Exhibit B   Schedule of Certain Excluded Furnishings
Exhibit C   Form of Employment Agreement
Exhibit D   Form of Non-Competition Agreements and Schedule of Non-Competition
            Payments
Exhibit E   Form of Opinion of Purchaser's Counsel
Exhibit F   Form of Bill of Sale
Exhibit G   Form of Assignment
Exhibit H   Form of Opinion of Sellers' Counsel
Exhibit I   Schedule of Consulting Payments
Exhibit J   Allocation of Purchase Price
Exhibit K   Form of Consulting Agreements
Exhibit L   Schedule of Certain Employees Who May be Entitled to
            Post-Retirement Health and/or Dental Benefits


                              Disclosure Schedule
                              -------------------

(S) 1.3     Schedule of Excluded Assets
(S) 2.1     Schedule of Assumed Liabilities
(S) 3.4(a)  Schedule Setting Forth Form of Estimated Working Capital Statement
(S) 4.1(f)  Schedule of Required Consents
(S) 4.1(g)  Schedule of Conflicts, Breaches and Violations
(S) 4.2(a)  Schedule of Sellers' Financial Statements
(S) 4.2(d)  Schedule of Tax Returns and Filings
(S) 4.2(e)  Schedule of Equipment
(S) 4.2(g)  Schedule of Insurance Policies
(S) 4.2(h)  Schedule of Sellers' Business Relationships
(S) 4.2(i)  Schedule of Certain Trade Accounts Receivable
(S) 4.3(a)  Schedule of Advertising Revenues
(S) 4.3(b)  Schedule of Advertising Cancellations or Material Modifications
(S) 4.3(c)  Schedule of Commercial Printing Data
(S) 4.4(a)  Schedule of ABC Circulation Data
(S) 4.4(c)  Schedule of Changes in Circulation Rates
(S) 4.4(d)  Schedule of Independent Distributors, Dealers, Paid Subscribers,
            Rack and Box Locations, Newsprint and Ink Vendors
(S) 4.5(a)  Schedule of Certain Business Occurrences
(S) 4.6(a)  Schedule of Contracts
(S) 4.6(b)  Schedule of Certain Defaults and Related Occurrences

(S) 4.6(c)   Schedule of Licenses and Permits
(S) 4.7(a)   Schedule of ERISA Compliance Matters and Financial Statements for
             the Lowell Sun Pension Plan
(S) 4.7(b)   Schedule of Labor Disputes, Grievances, COBRA Benefits and
             Employees
(S) 4.8(a)   Schedule of Claims, Litigation, Arbitrations and Investigations
(S) 4.8(b)   Schedule of Decrees, Orders, Etc.
(S) 4.8(c)   Schedule of Notices of Violations
(S) 4.9(a)   Schedule of Environmental Permits, Reports and Tests
(S) 4.9(b)   Schedule of Environmental Claims, Violations and Liabilities
(S) 4.9(c)   Schedule of Above Ground and Underground Storage Tanks
(S) 4.9(d)   Schedule of Friable Asbestos, PCB's and Hazardous Materials
(S) 4.10(a)  Schedule of Real Estate
(S) 4.10(d)  Schedule of Pending Real Estate Tax and Assessment Appeals
(S) 4.11(a)  Schedule of Intellectual Property
(S) 4.13     Schedule of Security Deposits
(S) 5.1(f)   Schedule of Purchaser's Financial Statements
(S) 5.1(g)   Schedule of Certain Litigation and Other Proceedings Affecting
             Purchaser
(S) 6.2      Schedule of Certain Amendments to the Newspapers' Employee Benefit
             and/or Welfare Plans

                            ASSET PURCHASE AGREEMENT


     This Asset Purchase Agreement (the "Agreement") is made as of June 25, 1997 by and among Garden State Newspapers, Inc. a Delaware corporation (the "Purchaser") and Lowell Sun Publishing Company, a Massachusetts corporation, and Lowell Sun Realty Company, a Massachusetts corporation (collectively, the "Sellers") and, solely for the purpose of Section 10.7 hereof, John H. Costello, Jr., Alexander S. Costello, Thomas F. Costello, Andrew G. Costello, Charlotte E. LaPierre and Dana E. Biadi (collectively, the "Guarantors").

     WHEREAS, Sellers desire to sell and Purchaser desires to acquire, as of the Closing Date, all of Sellers' rights, title and interests in and to all of the assets, property and goodwill of Sellers relating to The Sun and The Sunday Sun,
                                                     -------     --------------
two publications currently published in Lowell, Massachusetts, and their related commercial printing business (collectively, the "Newspapers"), which include assets of every kind and description, wherever located, whether tangible or intangible, real, personal, or mixed, and irrespective of whether specifically mentioned or described herein, other than the Excluded Assets, as defined in
Section 1.3 hereof (the "Purchased Assets"), upon the terms of, and subject to the conditions contained in, this Agreement.

     NOW, THEREFORE, in consideration of the premises and the mutual covenants, agreements and warranties herein contained, the parties agree as follows:



                                   ARTICLE I
                          Purchase and Sale of Assets
                          ---------------------------


     1.1  Agreement to Purchase and Sell.  On the terms and subject to the
          ------------------------------
conditions contained in this Agreement, at the Closing (as hereinafter defined):

     Purchaser agrees to purchase and Sellers agree to sell, transfer, convey, assign and deliver all of Sellers' rights, title and interests in and to the Purchased Assets.


     1.2. Enumeration of Purchased Assets.  Except as otherwise provided in
          -------------------------------
Section 1.3 hereof the Purchased Assets include, without limitation, the following items:

          (a) all inventory, including, without limitation, newsprint, ink, raw materials, work in process, finished goods, service parts and spare parts and circulation, production, maintenance and office supplies of the Newspapers, (collectively, the "Inventory");

          (b) all furniture, fixtures, improvements, equipment (including office equipment), on or off site, machinery, parts, computer hardware, tools, printing presses, vehicles and all other tangible personal property (other than the Inventory or leased personal property) of the Newspapers (collectively, the "Equipment");

          (c) that certain real property and all appurtenances thereto and improvements thereon currently used or held for potential future use in the operations of the Newspapers, together with all of Sellers' right, title and interest (if any) in and to all easements, rights of way, servitudes, options, mineral property, mineral deposits, rights of first refusal and all other real property rights related thereto, commonly known as 15 Kearney Square, Lowell, Massachusetts 01853.

          (d) all accounts receivable, billed or unbilled, notes receivable, negotiable instruments and chattel paper of the Newspapers, including credit card receivables relative to subscriptions and advertising charged by customers to credit cards and all accrued interest charges relating thereto (collectively, the "Accounts Receivable");

          (e) all claims and rights (and benefits arising therefrom) relating to the Purchased Assets or the Newspapers against all persons whomsoever, including, without limitation, all rights against suppliers under warranties covering any of the Inventory or Equipment and all Permits and Environmental Permits, to the extent they are legally transferable by Sellers, exclusive of rights and claims to Tax Assets or arising under insurance policies relating to the Newspapers which are not being assigned to Purchaser as of the Closing, as hereinafter defined;

          (f) all Intellectual Property of the Newspapers, and all goodwill associated with the Intellectual Property;

          (g) all sales orders and sales contracts, quotations and bids of the Newspapers, including, without limitation, all contracts, agreements and orders for advertising in, distribution of advertising materials in and subscriptions to the Newspapers and for the provision of commercial printing services;

          (h) all leases of real property used in the operations of the Newspapers which are listed in Section 4.6(a) of the Disclosure Schedule and therein designated with an asterisk, together with any additional leases of real property which Purchaser shall in its sole discretion elect to assume at the Closing, to the extent assignable to Purchaser, and all rights and interests in and under all of the following types of contracts, leases, permits, licenses, authorizations and instruments which are listed in Section 4.6(a) of the Disclosure Schedule and therein designated with an asterisk, together with such additional contracts, etc. which Purchaser shall in its sole discretion elect to assume at the Closing, to the extent assignable to Purchaser: all purchase contracts for new equipment, including purchase price deposits, all contracts and advertisers and printing customers, all supplier contracts, all newsprint contracts, all advertising service contracts, all service and feature contracts, all computer software and related hardware licenses or leased with respect to the Newspapers and all other leases, powers of attorney, other contracts, permits, licenses, authorizations and instruments relating to the Newspapers' operations, and all subsequent additions or modifications thereto in the ordinary course of business prior to the Closing, but excluding all Excluded Assets, as defined in Section 1.3 of this Agreement;

          (i) all existing books, papers, files and records of Sellers relating to the Newspapers and not also relating to other publications owned by the Sellers, whether in hard copy, magnetic or other format (collectively, "Sellers' Records"), including, without limitation, the following types of files and records: books of account and accounting information, such Tax information as Purchaser may reasonably request relating to the Purchased Assets, contract files, current and former customer, dealer, advertiser and supplier files, including, without limitation, advertiser contracts, copies of newsprint contracts, subscriber and non-subscriber lists (including those of independent contractors which distribute the Newspapers) and advertiser lists, lists of rack and box locations, lists of dealers, customer credit information, pricing information, historical and current circulation draw information, personnel and employment files, manufacturing and production information, market research and survey reports and records, equipment maintenance records, equipment warranty information, sales and advertising material, proprietary software used in connection with the editorial and classified advertising departments of the Newspapers (including without limitation, all documentation and source codes and specifications and drawings for such software), equipment drawings, manuals and data, written confirmations or certificates relating to Permits and Environmental Permits, industry information and information relating to the Newspapers' trade secrets and customer specifications;

          (j) all prepaid expenses, all advances and other prepaid items and credits for or toward the purchase by Sellers of goods, services and Inventory relating to the Newspapers, other than those hereinafter defined as Excluded Assets, or relating to Excluded Assets, which have not as of the Closing Date been received in full by Sellers (collectively, the "Prepaids");

          (k) all addresses for real property locations transferred to Purchaser and, to the extent assignable, telephone numbers of the Newspapers;

          (l) Sellers' rights, title and interest in all security deposits, surety deposits and bonds presently maintained on behalf of the Sellers relative to the Newspapers which relate to contracts, leases and agreements being assigned to and assumed by Purchaser at the Closing;

          (m) the library of the Newspapers, including, but not limited to Sellers' right, title and interest in photography, art, clippings, files, prints, telephone and city directories, historic facts and memorabilia, all microfilm and microfiche reproductions of back issues, proprietary software, books, computer printouts, computer data and other reference materials, the morgue, all bound copies of back issues, and all unbound back issues of each of the Newspapers;

          (n) all leases of motor vehicles (other than automobiles) and other tangible personal property of Sellers relating to the Newspapers, to the extent assignable to Purchaser, which are listed in Section 4.6(a) of the Disclosure Schedule, together with such additional leases Purchaser shall in its sole discretion elect to assume at Closing, but excluding all Excluded Assets as defined in Section 1.3 ("Personal Property Leases"); and,

          (o) except for the Excluded Assets, all other assets, whether tangible or intangible, not hereinafter expressly mentioned which are now, or as of the Closing will be, used in or held for future use in the Newspapers' operations, or which are necessary for the operation of the Newspapers as a going concern.


     1.3  Excluded Assets.  Notwithstanding  Sections 1.1 and 1.2  or any other
          ---------------
provision of this Agreement, the Purchased Assets shall not include the assets set forth in Section 1.3 of the Disclosure Schedule and the following assets of Sellers (the "Excluded Assets"):

          (a) all bank accounts, cash and cash equivalents, stocks, bonds, financial instruments, silver, marketable securities and all similar investments or liquid assets, on deposit or held by Sellers as of the Closing for the account of or related to the Newspapers and not relating to the Lowell Sun Pension Plan;

          (b) all Tax Assets of the Newspapers, as defined in Exhibit A to this Agreement, and all leases and agreements relating to the Newspapers which are not assignable to Purchaser or which are not expressly assumed by Purchaser;

          (c) all deposits and prepaid expenses of the Newspapers as of the Closing relating to Excluded Assets or pursuant to contracts which are not being assigned as of the Closing Date to Purchaser;

          (d) all employee benefit and welfare plans of Sellers other than the Lowell Sun Pension Plan;

          (e) all insurance policies (except as otherwise provided in subparagraph (k) below), newsprint purchase contracts, collective bargaining agreements and employment agreements and all other contracts or leases which Purchaser elects not to assume at Closing in accordance with the provisions of
Section 1.2(h) or (n) hereof;

          (f) all of Sellers' corporate records;

          (g) the undeveloped parcel of real estate owned by Sellers in Pelham, New Hampshire of approximately 4.0 acres, as more fully described in Section 1.3 of the Disclosure Schedule;

          (h) the undeveloped parcel of real estate owned by Sellers in Dracut, Massachusetts of approximately 3.72 acres, as more fully described in Section
1.3 of the Disclosure Schedule;

          (i) various paintings, clocks and certain other furniture of an ornamental nature which were previously acquired by Sellers from Clement Costello and currently are part of the office furnishings of the Newspapers, as set forth and described on Exhibit B to this Agreement;

          (j) Sellers' interest in split dollar life insurance policies pertaining to various of Sellers' shareholders;

          (k) Sellers' interests in certain other insurance policies pertaining to Kendall Wallace and Paul Schwabe, provided that Purchaser does not assume at the Closing any deferred compensation or retirement liability intended to be funded with the proceeds of such policies;

          (l) Sellers' interests in all leased automobiles currently utilized by employees of the Newspapers;

          (m) Sellers' interests in any retroactive refunds for Worker's Compensation insurance premiums paid with respect to work performed prior to the Closing Date by employees of the Newspapers; and,

          (n) Such other assets, if any, as are specifically described in
Section 1.3 of the Disclosure Schedule.



                                   ARTICLE II
                       Assumption of Certain Liabilities
                       ---------------------------------


     2.1  Agreement to Assume.  At the Closing, Purchaser shall assume, succeed
          -------------------
to and agree to discharge and perform before they become delinquent the following (and only the following) liabilities of Sellers outstanding as of the Closing Date (the "Assumed Liabilities"):

          (a) all of Sellers' trade accounts payable arising in the ordinary course of the Newspapers' business prior to the Closing (exclusive of all accrued payroll or other sums due employees of the Newspapers and all related payroll taxes and employee benefits which are attributable to work performed by employees of the Newspapers or terminations occurring prior to the Closing);

          (b) all liabilities arising subsequent to the Closing under any license, permit, lease or contract or other agreement which Purchaser assumes at Closing in accordance with the provisions of Section 1.2 of this Agreement;

          (c) all liabilities of Sellers as of the Closing with respect to the delivery of copies of the Newspapers subsequent to the Closing for the remaining terms of all subscriptions contracted for by the Newspapers prior to the Closing Date (whether or not prepaid);

          (d) all of Sellers' obligations and duties under the Lowell Sun group term life insurance plan, its related funded group life insurance trust and retired lives reserves, (collectively, "the Lowell Sun Funded Group Life Insurance Plan"), exclusive of any Tax liability of Sellers described in Section 4.2(d), if Purchaser notifies Sellers in witting of its election to do so not later than July 15, 1997;

          (e) all of Sellers' obligations and duties as the Employer under The Retirement Plan For Employees of Lowell Sun Publishing Company, its related trust and all related contracts (the "Lowell Sun Pension Plan"), as the term "Employer" is defined thereunder; and,

          (f) such additional liabilities, if any, as shall be set forth in
Section 2.1 of the Disclosure Schedule including, but not necessarily limited to, (i) such of Sellers' deferred compensation liabilities to Kendall Wallace and Paul Schwabe as may be therein specifically described, (ii) Sellers' liabilities as of the Closing Date for short term disability benefits under Sellers' self-funded, short-term disability plan with respect to all employees of Sellers employed by Purchaser subsequent to the Closing Date and (iii) such of Sellers' liabilities to provide health and/or dental insurance benefits, which Sellers have not discharged as of the Closing (or with respect to which Sellers have not secured releases) to such of the employees listed on the schedule appended as Exhibit L to this Agreement which Purchaser does not elect to employ subsequent to the Closing Date, as may be specifically described in
Section 2.1 of the Disclosure Schedule.

     Without in any manner limiting the foregoing, it shall be expressly understood that Purchaser shall not at Closing assume any Excluded Liabilities (as defined below), and in each case, Purchaser's assumption of any liability relating to Sellers or the Newspapers shall be only (i) to the extent a liability is expressly assigned to and assumed by Purchaser pursuant to this Agreement and (ii) in the case of liabilities of the sort required to be reflected on the Estimated Working Capital Statement or the Final Working Capital Statement, as hereinafter defined, to the extent actually reflected thereon.

     2.2  Excluded Liabilities.  Except for the Assumed Liabilities, Purchaser
          --------------------
does not assume or agree to pay any liability or obligation of Sellers, direct or indirect, known or unknown, absolute or contingent, contractual or otherwise, including, without limitation, liabilities, obligations or responsibilities under Environmental Laws (all such liabilities not being assumed by Purchaser being referred to herein as the "Excluded Liabilities"). Sellers shall remain responsible for the Excluded Liabilities and shall indemnify Purchaser with respect thereto to the extent provided in Section 10.2 hereof. Without in any manner limiting the foregoing, it shall be expressly understood that, except as otherwise expressly provided in this Agreement (including, without limitation, Section 2.1 of the Disclosure Schedule), Purchaser shall not at the Closing assume (a) any obligation under any employee benefit or welfare plan sponsored in whole or in part by the Sellers and relating to the Newspapers (including but not limited to worker's compensation and other health and welfare plans) other than the Lowell Sun Pension Plan, and if Purchaser elects to assume Sellers' obligations and duties with respect thereto, in the manner prescribed in Section 2.1(d) of this Agreement, the Lowell Sun Funded Group Life Insurance Plan, (b) any federal, state or local tax liability of the Sellers relating to the Newspapers or the Purchased Assets, including, but not limited to sales and use taxes (other than sales or use taxes attributable to the consummation of the transaction contemplated by this Agreement, which shall be Purchaser's sole responsibility), (c) any liability relating to accrued payroll (including commissions, carrier tips, benefit plan contributions and accrued payroll taxes) and severance and related benefits with respect to work performed prior to the Closing Date, or from terminations of employment on or prior to the Closing Date, except terminations made upon Purchaser's prior written request, (d) any liability of Sellers under any collective bargaining agreement, employment agreement, newsprint purchase contract, insurance policy, automobile lease or other contract, lease, permit, license or other authorization which Purchaser does not elect pursuant to Section 1.2 hereof to assume at Closing, (e) any liability to any retiree or former employee of Sellers except for liabilities arising under the Lowell Sun Pension Plan or the Lowell Sun Funded Group Life Insurance Plan, or except for liabilities relating to health and/or dental insurance benefits for certain employees listed on Exhibit L to this Agreement as described in Section 2.1. of the Disclosure Schedule, (f) any deferred compensation or supplemental retirement liability to any present or former officer or senior executive of Sellers, except such liabilities, if any, as may be expressly described in Section 2.1 of the Disclosure Schedule relating to Kendall Wallace and Paul Schwabe, (g) any liabilities of Sellers for retroactive premium adjustments for Worker's Compensation insurance attributable to Worker's Compensation insurance attributable to work performed prior to the Closing Date by employees of the Newspapers, (h) any liability described in Section 2.1(e) of this Agreement as potentially to be described in Section 2.1 of the Disclosure Schedule which is not in fact described in that section of the Disclosure Schedule, or (i) any other liability arising out of the operations of the Newspapers prior to the Closing or arising prior to the Closing with respect to the Purchased Assets.

                                 ARTICLE III
                    Purchase Price, Closing, Non-Competition
              Agreements, Working Capital Statements, Adjustments
              ---------------------------------------------------


     3.1  Purchase Price.  The Purchase Price for the Purchased Assets shall be
          --------------
Forty-Nine Million Dollars ($49,000,000), which sum shall be adjusted, as herein provided, to reflect any sums payable by Purchaser to Sellers, or from Sellers to Purchaser, in accordance with the provisions of Sections 3.4 of this Agreement. The portion of the Purchase Price to be paid by the Purchaser to Sellers at the Closing, by wire transfer or bank draft payable in immediately available funds, shall be the sum of Forty-Nine Million Dollars ($49,000,000), as adjusted in the manner specified in Section 3.4(a) hereof to take due account of the Estimated Working Capital Statement to be delivered by Sellers to Purchaser at the Closing and the adjustment specified in Section 3.4(d), (e) and
(f) hereof. The remaining portion (if any) of the Purchase Price shall be paid in the manner specified in Sections 3.4(b) and (e) of this Agreement.


     3.2  Time and Place of Closing.  The transaction contemplated by this
          -------------------------
Agreement shall be consummated (the "Closing") at the offices of Sherburne, Powers & Needham, P.C., One Beacon Street, Boston, Massachusetts 02108, at 10 o'clock a.m. on the later of (a) the fifth business day following the later to occur of (i) the expiration of all applicable waiting periods under the HSR ACT and (ii) the satisfaction or waiver of all other conditions to the obligations of the parties set forth in Article VII, and (b) July 31, 1997, or on such other date, or at such other time or place, as shall be mutually agreed upon by Sellers and Purchaser. The date upon which the Closing occurs in accordance with the preceding sentence is referred to in this Agreement as the Closing Date, and the Closing shall be effective as of 11:59 p.m. on such date.


     3.3  Allocation of Purchase Price.  The Purchase Price shall be allocated
          ----------------------------
among the Purchased Assets in accordance with Section 1060 of the Internal Revenue Code of 1986, as set forth in Exhibit J hereto, and all federal income tax returns filed by Sellers and Purchaser with respect to the transactions contemplated by this Agreement shall be consistent with such allocation. All subsequent adjustments, including without limitation, any Working Capital Adjustment pursuant to Sections 3.4(a) and 3.4(b) hereof, shall be allocated in accordance with this Section.

     3.4  Adjustments to Purchase Price.
          -----------------------------

          (a) Estimated Working Capital Statement.  Not later than five (5)
              -----------------------------------
Business Days before the Closing Date, Sellers shall prepare and deliver to Purchaser a working capital statement of the Newspapers (the "Estimated Working Capital Statement") based upon the books and records of the Newspapers as of the last day of the last month preceding the Closing Date for which Sellers' books and records have been closed at the time of the Closing (the "Estimate Date"). Subject to the provisions of Section 3.4(d), (e) and (f), and the last sentence of this Section 3.4(a), the Estimated Working Capital Statement shall be prepared in accordance with generally accepted accounting principles, but shall exclude therefrom all Excluded Assets and all Excluded Liabilities, as herein defined, and shall further exclude such other items, if any, described in
Section 3.4(a) of the Disclosure Schedule as being excluded items, and shall, subject to the exclusion of the Excluded Assets, the Excluded Liabilities, and such other items described in Section 3.4(a) of the Disclosure Schedule as being excluded items, fairly present the current assets and current liabilities of the Newspapers (as herein defined) as of the Estimate Date. In the event that the amount of the total current assets exceeds the amount of the total current liabilities of the Newspapers, as set forth on the Estimated Working Capital Statement, then the Purchase Price shall be adjusted, i.e. increased by the amount of such excess (the "Estimated Working Capital Excess"). In the event that the amount of the total current liabilities exceeds the amount of the total current assets of the Newspapers as set forth on the Estimated Working Capital Statement, then the Purchase Price shall be adjusted, i.e. decreased by the amount of such excess (the "Estimated Working Capital Deficiency"). The categories of items to be reflected in the calculation of current assets and current liabilities on the Estimated Working Capital Statement and Final Working Capital Statement (as hereinafter defined) are as set forth by way of example only in Section 3.4(a) of the Disclosure Schedule.

          (b) Final Working Capital Statement.  Thirty days following the first
              -------------------------------
anniversary of the Closing pursuant to this Agreement, Purchaser shall prepare and deliver to Sellers a working capital statement of the Newspapers (the "Final Working Capital Statement") based upon the books and records of the Newspapers as of the Closing Date, provided, that with respect to Accounts Receivable, the value thereof shall be determined based upon the actual collections received by Purchaser with respect thereto during the one-year period commencing with the Closing Date and ending upon the first anniversary thereof. For purposes of determining Purchaser's collections, all sums received by Purchaser during that one-year period shall be credited on a first-in-first-out basis relative to (i) the Accounts Receivable and (ii) accounts receivable received by Purchaser subsequent to the Closing Date with respect to any Accounts Receivable debtors, except for specific account balances if any which may be disputed by those debtors. Subject to the provisions of Section 3.4(d), (e) and (f) and the last sentence of Section 3.4(a) hereof, the Final Working Capital Statement shall be prepared in accordance with generally accepted accounting principles, but shall exclude therefrom all Excluded Assets and all Excluded Liabilities, as hereinbefore defined, and such other items as are described in Section 3.4(a) of the Disclosure Schedule as being excluded items, and shall, subject to such exclusions, fairly present the current assets and current liabilities of the Newspapers as at the Closing Date. The amount, if any, by which the amount of the total current assets exceeds the amount of the total current liabilities of the Newspapers as set forth on the Final Working Capital Statement, is referred to herein as the "Final Working Capital Excess". The amount, if any, by which the amount of the total current liabilities exceeds the amount of the total current assets of the Newspapers as set forth on the Final Working Capital Statement is referred herein as the "Final Working Capital Deficiency".

          Within ten (10) days after the earlier of approval of the Final Working Capital Statement, by Purchaser and Sellers, or the final resolution of any dispute with respect to such statement as provided in Sections 3.4(c) of this Agreement (such date of approval or final resolution being referred to as the "Due Date"), Purchaser agrees to pay to Sellers the following amount, to the extent applicable:

          (i)   if there is an Estimated Working Capital Excess pursuant to
Section 3.4(a), the amount (if any) by which such Estimated Working Capital Excess is less than any Final Working Capital Excess pursuant to this Section 3.4(b) (for example, if there is an Estimated Working Capital Excess of $1.00 and a Final Working Capital Excess of $2.00, Purchaser shall pay to Sellers $1.00); or

          (ii)  if there is an Estimated Working Capital Deficiency pursuant to
Section 3.4(a), the amount (if any) by which any Final Working Capital Excess pursuant to this Section 3.4(b) is greater than such Estimated Working Capital Deficiency (expressed as a negative number) (for example, if there is an Estimated Working Capital Deficiency of $1.00 and a Final Working Capital Excess of $1.00, Purchaser shall pay to Sellers $2.00); or

          (iii) if there is an Estimated Working Capital Deficiency pursuant to Section 3.4(a), the amount (if any) by which such Estimated Working Capital Deficiency is greater than any Final Working Capital Deficiency pursuant to this Section 3.4(b) (for example, if there is an Estimated Working Capital Deficiency of $2.00 and a Final Working Capital Deficiency of $1.00, Purchaser shall pay to Sellers $1.00).

          Within ten (10) days after the Due Date, Sellers agree to pay Purchaser the following amount, to the extent applicable:

          (i)   if there is an Estimated Working Capital Excess pursuant to
Section 3.4(a), the amount (if any) by which such Estimated Working Capital Excess is greater than any Final Working Capital Excess pursuant to this Section 3.4(b) (for example, if there is an Estimated Working Capital Excess of $2.00 and a Final Working Capital Excess of $1.00, Sellers shall pay to Purchaser $1.00); or

          (ii)  if there is an Estimated Working Capital Excess pursuant to
Section 3.4(a), the amount (if any) by which such Estimated Working Capital Excess is greater than any Final Working Capital Deficiency (expressed as a negative number) pursuant to this Section 3.4(b) (for example, if there is an Estimated Working Capital

Excess of $1.00 and a Final Working Capital Deficiency of $1.00, Sellers shall pay to Purchaser $2.00); or

          (iii) if there is an Estimated Working Capital Deficiency pursuant to
Section 3.4(a), the amount (if any) by which such Estimated Working Capital Deficiency is less than any Final Working Capital Deficiency pursuant to this
Section 3.4(b) (for example, if there is an Estimated Working Capital Deficiency of $1.00 and a Final Working Capital Deficiency of $2.00, Sellers shall pay to Purchaser $1.00).

All such obligations of Sellers or Purchaser, as the case may be, shall bear interest at the prime rate of interest charged by the Bank of New York from the Closing Date until paid, and payment of interest shall be made together with the underlying obligation. Any payment by Purchaser to Sellers or by Sellers to Purchaser pursuant to this Section 3.4(b) shall be deemed to be an adjustment of the Purchase Price.

          (c) Disputes.  In the event of a dispute between Purchaser and
              --------
Sellers, as to any matter set forth in Section 3.4(b), the parties shall use reasonable efforts to resolve any such dispute, but if a final resolution is not obtained within thirty (30) days after the Final Working Capital Statement is delivered to Sellers, any remaining dispute shall be resolved by Arthur Andersen, LLP or such other nationally recognized firm of independent public accountants as shall be mutually agreed upon by the parties. Such accounting firm may use such auditing procedures as it may deem appropriate and the decision of such accounting firm shall be binding and conclusive upon the parties. The costs and fees of such accounting firm shall be borne one-half by Purchaser and one-half by Sellers.

          (d) Valuation of Certain Current Assets and Liabilities.  In
              ---------------------------------------------------
calculating the working capital of the Newspapers for the purposes of both Sections 3.4 (a) and (b): (i) the principal amount of all obligations owed subsequent to the Closing under all capitalized leases assumed by Purchaser shall be treated as a current liability, (ii) no accrual of any sort (i.e., assets or liabilities) shall be reflected with respect to the Lowell Sun Pension Plan or the Lowell Sun Funded Group Life Insurance Plan, (iii) there shall be reflected as a current liability appropriate accruals for advertising rebates and advertising agency commissions, (iv) there shall be reflected as current liabilities the present value of the health and/or dental insurance benefits to be provided subsequent to the Closing Date to such of the employees listed on Exhibit L to this Agreement as Purchaser elects not to employ subsequent to the Closing Date, to the extent such liabilities are specifically described in
Section 2.1 of the Disclosure Schedule and (v) Sellers' newsprint inventory, exclusive of items of a quality not readily useable by Purchaser, shall be valued at $500 per metric ton. For purposes of Section 3.4(a) only, the Newspapers Accounts Receivables shall be valued as of the Estimate Date, net of a reserve of $398,257. For purposes of Section 3.4(b) only, Accounts Receivable shall be valued in the manner therein set forth.

          (e) Severance.  The Purchase Price shall be further adjusted
              ---------
(increased) by an amount equal to one-half of all severance benefits paid on or after the Closing Date by Sellers to employees of the Newspaper as of the Closing Date who were not then receiving retirement benefit payments under the Lowell Sun Pension Plan up to a maximum adjustment (increase) of Three Hundred Thousand Dollars ($300,000). The portion of such adjustment payable to Sellers as a consequence of payments made by Sellers on the Closing Date shall be paid by Purchaser on the Closing Date, subject to Sellers providing to Purchaser as of the Closing Date a schedule of such severance payments, in such form as may be reasonably acceptable to Purchaser. The portion of this adjustment (if any) which results from payments of severance benefits after the Closing Date, including any payments made on the Closing Date but not otherwise included in the adjustment paid on the Closing Date, shall be paid by Purchaser promptly following Sellers' notifications in a timely manner from time to time relative to such severance payments.

          (f) Potential Health/Dental Insurance Adjustments.  To the extent that
              ---------------------------------------------
the health and dental insurance benefits described in paragraph (f) (iii) of
Section 2.1 of this Agreement are provided by Purchaser subsequent to the Closing through benefit plans which are wholly or partially self-insured, the Purchase Price shall be further adjusted (i.e., increased or decreased) from time to time, throughout the period such benefits are provided, to take appropriate account of all retroactive premium adjustments (i.e., additional premiums or refunds) occasioned by the actual claims experience of Purchaser under such plans with respect to such benefits, upon due notice from Purchaser to Sellers of such claims experience.

     3.5  Non-Competition Agreements.  As of the Closing, Purchaser shall enter
          --------------------------
into non-competition agreements, in the form appended as Exhibit D to this Agreement, with John H. Costello, Jr., Alexander S. Costello, Thomas F. Costello, Andrew G. Costello, Charlotte E. LaPierre and Dana E. Biadi (the "Non-Competition Agreements") pursuant to which Purchaser's aggregate payments shall be Three Million Two Hundred Thousand Dollars ($3,200,000) during each year of the five year period commencing with the Closing Date (and pursuant to which Purchaser's combined, aggregate annual payments shall be Sixteen Million Dollars ($16,000,000), which payments shall be allocated among the six designated payees, as Purchaser and Sellers may agree and as set forth in Exhibit D to this Agreement. Such agreements shall provide, as set forth in Exhibit D, that in consideration of Purchaser's payments thereunder, such of Sellers' shareholders as are parties thereto shall not, throughout the five year period following the Closing, be employed by, consult with, own or otherwise be engaged in or associated with, directly or indirectly, the publication of any newspaper or other print publications other than The Sun or The Sunday Sun which derives a
                                    -------    --------------
significant portion of its circulation from Middlesex County of the Commonwealth of Massachusetts or any other area in which The Sun or The Sunday Sun derives
                                            -------    --------------
any material portion of its circulation as of the Closing Date.

                                   ARTICLE IV
                    Sellers' Representations and Warranties
                    ---------------------------------------


     Sellers jointly and severally represent and warrant to Purchaser that, except as set forth in the schedule delivered by Sellers to Purchaser concurrently herewith and identified as the "Disclosure Schedule":


     4.1  Organizational.
          --------------

          (a) Each of the Sellers is a corporation duly organized, existing and in good standing under the laws of the jurisdiction under which it was incorporated. Each of the Sellers has all necessary power and authority to own its properties and assets and to conduct its business as now conducted except where such failure would not have a material adverse effect on the assets, liabilities, results of operations or future prospects of the Newspapers.

          (b) Each of the Sellers has qualified to conduct business and is in good standing, under the laws of all jurisdictions where the nature of the Newspapers' operations or the nature or location of its assets requires such qualification.

          (c) Each of the Sellers has full corporate power and authority to execute and deliver this Agreement and all documents and instruments to be executed by Sellers pursuant to this Agreement (collectively, "Sellers' Ancillary Documents"), to perform its obligations hereunder and thereunder, and to consummate the transactions contemplated hereby and thereby.

          (d) All acts required to be taken by each of the Sellers to authorize the execution and delivery of this Agreement and each of Sellers' Ancillary Documents, the performance of each of its obligations hereunder and thereunder and the consummation of the transactions contemplated hereby and thereby, including, without limitation, the approval of the each of the Sellers' stockholders and board of directors, if needed, have been or will have been duly and properly taken prior to the Closing, and no other proceedings on the part of either of the Sellers are necessary to authorize such execution, delivery and performance.

          (e) This Agreement has been, and Sellers' Ancillary Documents will be, duly executed and delivered by duly authorized officers of each of the Sellers. This Agreement and each of Sellers' Ancillary Documents that is a contract constitutes a legal, valid and binding obligation of the Sellers signing the same, enforceable in accordance with its terms.

          (f) Except for the Hart-Scott-Rodino Application filed by Sellers and Purchaser and except as disclosed in Section 4.1(f) of the Disclosure Schedule, no consent, authorization, order or approval of, or filing or registration with, any governmental authority is required for the execution and delivery of this Agreement and Sellers' Ancillary Documents and the consummation by each of the Sellers of the transactions contemplated by this Agreement and Sellers' Ancillary Documents, where the failure to obtain such consent, authorization, order or approval of, or filing or registration with, any government authority could reasonably be expected to have a material adverse effect on any material assets or liabilities of the Newspapers or the results or operations or future prospects of the Newspapers.

          (g) Except as disclosed in Section 4.1(g) of the Disclosure Schedule, neither the execution and delivery of this Agreement and Sellers' Ancillary Documents by Sellers, nor the consummation by Sellers of the transactions contemplated hereby and thereby, will conflict with or result in a breach of any of the terms, conditions or provisions of (i) either of the Sellers' charter documents or By-laws, (ii) any statute or administrative regulation, (iii) any order, writ, injunction, judgment or decree of any court or any governmental authority or any arbitration award applicable to either of the Sellers, or (iv) any material contract or agreement to which either of the Sellers is a party or by which the Purchased Assets may be bound, nor give rise to any default, acceleration, or right of termination under any such contract or agreement.


     4.2  Financial.
          ---------

          (a) Other than as set forth in Section 4.2(a) of the Disclosure Schedule, Sellers' financial statements, books, accounts and records, as they relate to the Newspapers, are, and have been, maintained in the Newspapers' usual, regular and ordinary manner, in accordance with generally accepted accounting principles consistently applied, and to the best of Sellers' knowledge, all transactions necessary to present fairly the financial position and results of operations are reflected in the books, accounts and records of the Newspapers.

          (b) The audited balance sheets and income statements of Lowell Sun Publishing Company ("Publishing") as of and for the calendar years ended December 31, 1996, December 31, 1995 and December 31, 1994, as set forth in
Section 4.2(b) of the Disclosure Schedule, to the best of Sellers' knowledge, fairly present the financial conditions and results of operations as of and for the calendar year then ended, in accordance with generally accepted accounting principles, consistently applied. The unaudited balance sheet and income statement of Publishing as of and for the five month period ending May 31, 1997, which are set forth in Section 4.2(b) of the Disclosure Schedule, were prepared consistently with the audited balance sheets and income statements of Publishing set forth in Section 4.2(b) of the Disclosure Schedule, and although unaudited, to the best of Sellers' knowledge, fairly present the financial conditions and results of operations as of and for the five months then ended, in accordance with generally accepted accounting principles consistently applied, except that certain year end adjustments may not be reflected therein, and except for information ordinarily contained in footnotes to audited financial statements.

          (c) Sellers have good and marketable title to, and the power to sell, or a valid and subsisting leasehold interest in, the tangible Purchased Assets, free and clear of any Liens, except for Permitted Liens. As of the Closing, except for Permitted Liens, no unreleased mortgage, trust deed, chattel mortgage, security agreement, financing statement or other instrument encumbering any of the Purchased Assets will have been recorded, filed, executed or delivered.

          (d) Except as set forth in Section 4.2(d) of the Disclosure Schedule, all Tax and information returns required to have been filed by Sellers with any government authority have been duly filed and to the best of Sellers' knowledge each such return correctly reflects Sellers' Tax liabilities and all other information required to be reported on and as of the Closing (except for any tax amounts being disputed in good faith by Sellers and for which reasonable reserves have been established). As of the Closing, Sellers will have paid all Taxes then due and payable by Sellers inclusive of all penalties, assessments or deficits of every nature or description in respect of Sellers, and there currently are and as of the Closing there will be, no Liens for unpaid Taxes with respect to the Purchased Assets, the Newspapers or the Excluded Assets (except for Permitted Liens for Taxes not yet due and payable).

          (e) Section 4.2(e) of the Disclosure Schedule sets forth, as of the date therein set forth, a complete and correct list and brief description of all Equipment material to the Newspapers or the Purchased Assets (including, without limitation, all vehicles, computer equipment, software and software licenses). Except for leased equipment covered by the Personal Property Leases, Sellers own outright and have, and at Closing will convey to Purchaser, good title to all the Equipment owned by Sellers, free and clear of all Liens other than Permitted Liens. Other than as set forth in Section 4.2(e) of the Disclosure Schedule, all of the Equipment included in the Purchased Assets, including, without limitation, all press units together with all accoutrements, attachments and accessories thereto (such as formers, folders, splicers, inserters, operator consoles and the like), taken as a whole, is in good operating condition and repair, ordinary wear and tear excepted, and other than the Excluded Assets, constitute all of the equipment currently used in connection with the Newspapers.

          (f) All of the Inventory is in the physical possession and control of Sellers at their or their suppliers' facilities or in transit from suppliers. The Inventory is of a quality readily usable and/or saleable in the normal course of the Newspapers' business as conducted by Sellers.

          (g) Section 4.2(g) of the Disclosure Schedule contains a true and correct list and description of all insurance policies which are owned by Sellers or which name Sellers as insured and which pertain to the Purchased Assets, the Newspapers, or employees of the Newspapers, other than any Excluded Assets. All such insurance policies are in full force and effect, and Sellers have not received notice of termination or non-renewal of any such insurance policies.

          (h) Section 4.2(h) of the Disclosure Schedule sets forth every business relationship (other than normal employment relationships and other than as may pertain to the Excluded Assets) between Sellers, on the one hand, and any of Sellers' or any of Sellers' affiliates, officers or directors, on the other hand, which is related to the Newspapers. None of said parties (other than Sellers) owns any assets which are used in the Newspapers, except for Excluded Assets or as reflected in Section 4.2(h) of the Disclosure Schedule.

          (i) Except for the trade accounts receivable described in Section 4.2(i) of the Disclosure Schedule, all Accounts Receivable have arisen in the ordinary course of business, and represent indebtedness incurred for fair value by the applicable account debtor in bona fide third party transactions. Sellers own the Accounts Receivable free and clear of all liens for borrowed money, other than liens for borrowed money that will be discharged at the Closing.

          (j) Since January 1, 1997, Sellers' payment of accounts payable relative to the Newspapers and Sellers' collection or other treatment of the accounts receivable of the Newspapers have been consistent with past practices and in the ordinary course of business.


     4.3  Advertising and Commercial Printing.
          -----------------------------------

          (a) Section 4.3(a) of the Disclosure Schedule sets forth a complete and correct list of the published rates for advertising lineage for each of the Newspapers and a complete and correct list of and the amount of revenues generated by each of the Newspapers largest (by dollar amount) (A) 10 retail advertisers, (B) 10 preprint advertisers, and (C) 10 classified advertisers for each of the twelve month periods ending December 31, 1995, and December 31, 1996.

          (b) Except as set forth in Section 4.3(b) of the Disclosure Schedule, since January 1, 1997, Sellers have not received any written notice of any cancellation, non-renewal or material modification of any agreements or relationships with advertisers listed in Section 4.3(a) of the Disclosure Schedule, nor have Sellers made any material change in their written policies for the pricing of advertising for the Newspapers and, to the knowledge of the Sellers, no advertisers listed in Section 4.3(a) of the Disclosure Schedule have provided written notice of their intent to (A) cancel previously scheduled or contracted for advertising in the Newspapers for the period following the Closing, or (B) terminate or modify significantly their relationship with the Sellers.

          (c) Section 4.3(c) of the Disclosure Schedule sets forth the published standard rates for commercial printing activities conducted by the Newspapers. This section of the Disclosure Schedule sets forth a complete and current list of and the amount of revenues generated by each of the 10 largest (by dollar value) commercial printing customers of each of the commercial printing activities included within the Newspapers for the twelve months ending December 31, 1996. Except as set forth in this section of the Disclosure Schedule, since January 1, 1997, Sellers have not received any written notice of any cancellations, non-renewal or material modification of any agreement or relationship with any of the commercial printing customers listed in such section, nor have Sellers made any material changes in their written policies for the pricing of commercial printing services, nor, to the knowledge of Sellers, does any commercial printing customer listed in such section, have provided written notice of their intent to cancel previously scheduled or contracted for commercial printing work for the period following the Closing or to terminate or modify significantly their business relationship with the Sellers.


     4.4  Circulation Matters, Newsprint, Ink Purchases and Other Matters.  With
          ---------------------------------------------------------------
respect to circulation matters:

          (a) Attached to Section 4.4(a) of the Disclosure Schedule pertaining to each of the Newspapers are (i) the most recently completed ABC annual audit reports and (ii) a true and complete copy of the most recent publisher's statements submitted to ABC. From the date of the latter of the foregoing, the paid circulation of either of the Newspapers has not fallen, after taking into account seasonal variations, more than 2% below the circulation levels reported therein.

          (b) To Sellers' knowledge, all representations contained in such publisher's statements and all materials submitted by Sellers to the ABC for the periods covered by such publisher's statements and audit reports have been true and complete in all material respects.

          (c) Since September 30, 1996, Sellers have not made any material change in its policies for the pricing of circulation for the Newspapers, except such changes as are set forth in Section 4.4(c) of the Disclosure Schedule.

          (d) Section 4.4(d) of the Disclosure Schedule sets forth current lists as of the date therein specified of all of Sellers' (A) independent contractors which distribute the Newspapers (along with their paid subscriber lists as of that date), (B) rack and box locations for the Newspapers, (C) current dealers for the Newspapers, (D) current paid subscribers of the Newspapers, and (E) newsprint and ink vendors (including prices) for the Newspapers. With respect to the lists of subscribers, Sellers represent and warrant that such lists reasonably accurately reflect the valid and paid subscribers of each of the Newspapers.

          (e) Sellers have not, since September 30, 1996, circulated either of the

Newspapers at discounts more than the discounts reported to the ABC during the periods covered by the audit report and publisher's statement described in subparagraph (a) above.


     4.5  Conduct of Business.
          -------------------

          (a) Except as set forth in Section 4.5(a) of the Disclosure Schedule, since January 1, 1997, with respect to the Newspapers, Sellers have not:

              (i) sold or in any way transferred or otherwise disposed of any of their assets or property in excess of $20,000 in any instance, except (A) in the ordinary course of Business and (B) cash applied in payment of Sellers' liabilities in the ordinary course of business;

              (ii) suffered any material casualty, damage, destruction or loss, or any material interruption in use, of any material assets or property (whether or not covered by insurance), on account of fire, flood, riot, strike or other hazard or Act of God;

              (iii) waived any right or canceled or compromised any debt or claim, other than in the ordinary course of business and not in excess of $10,000 for any item or $100,000 in the aggregate;

              (iv) increased the compensation payable to any employee of the Newspapers except in the ordinary course of business consistent with past practices in an amount not in excess of 10% per year;

              (v) hired, terminated or lost the services through death, retirement or resignation of any employee who has or had an annual salary in excess of $50,000;

              (vi) borrowed any money or issued any bonds, debentures, notes or other corporate securities evidencing money borrowed;

              (vii) entered into any leases for real or personal property requiring annual lease payments in excess of $10,000;

              (viii) committed to make any capital expenditure in excess of $10,000 which as of the date hereof and as of the Closing Date has not been paid in full;

              (ix) made any material change in accounting methods or principles; or

              (x) without limitation by the enumeration of any of the foregoing, except for the execution of this Agreement, (A) entered into any material transaction or taken any material action other than in the usual and ordinary course of business, or (B) taken any action that, if taken after the date hereof, would constitute a breach of any of the covenants set forth in Article VI hereof.

          (b) Since January 1, 1997, Sellers have not suffered any material adverse change in the paid circulation business, operations, assets, liabilities, financial condition or prospects of the Newspapers and to the best of Sellers' knowledge no business with which the Newspapers do not currently compete with respect to print advertising has any plans to commence competing with the Newspapers with respect to the sale of print advertising subsequent to the Closing Date.


     4.6  Contracts, Benefit Plans, Notes and Other Instruments.
          -----------------------------------------------------

          (a) Except as described and set forth therein, Section 4.6(a) of the Disclosure Schedule correctly and completely lists and describes all material contracts, leases, and agreements to which Sellers are a party and which relate to the Purchased Assets, the Real Estate, or the conduct of the Newspapers, including, without limitation: collective bargaining agreements, employment and employment related agreements; employee benefit plans; covenants not to compete; loan agreements; notes; security agreements; sales representative, distribution, franchise, advertising and similar agreements; license agreements; commercial printing contracts; subscriptions; purchase orders and purchase contracts and sales orders and sales contracts. All material contracts, subscriptions, leases and other instruments referred to in this Section 4.6(a), and all other material contracts or instruments to which Sellers are a party with respect to the Newspapers, are in full force and binding upon Sellers and to Sellers' knowledge the parties thereto. Except as set forth in Section 4.6(a) of the Disclosure Schedule, (i) no default by Sellers has occurred thereunder, (ii) to the best of Sellers' knowledge, no default by the other contracting parties has occurred thereunder, and (iii) to the best of Sellers' knowledge, no event, occurrence or condition exists which, with the lapse of time, the giving of notice, or both, or the happening of any further event or condition, would become a default by Sellers thereunder.

          (b) Other than as set forth in Section 4.6(b) of the Disclosure Schedule, Sellers are not a party to, or bound by, any unexpired, undischarged or unsatisfied written or oral material contract, agreement, indenture, mortgage, debenture, note or other instrument relating to the Newspapers under the terms of which performance by Sellers according to the terms of this Agreement will be a default or an event of acceleration, or whereby timely performance by Sellers according to the terms of this Agreement will be prohibited, prevented or delayed.

          (c) Section 4.6(c) of the Disclosure Schedule contains a true and correct copy of every material license, permit, registration and governmental approval, agreement and consent applied for, pending by, issued or given to Sellers, and every agreement with governmental authorities (Federal, state, local or foreign) entered into by Sellers, which is in effect or has been applied for or is pending, in each event with respect to the Newspapers, exclusive of Environmental Permits (the "Permits"). Such Permits constitute all material licenses, permits, registrations, approvals and agreements and consents (other than Environmental Permits) which are required in order for Sellers to conduct the Newspapers as presently conducted.


     4.7  Employees.
          ---------

          (a) With respect to employees and employee benefits plans of the
Newspapers:

              (i) Except for the Lowell Sun Funded Group Life Insurance Plan and except as set forth in Section 4.7(a) of the Disclosure Schedule, all employee benefit plans, within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974 ("ERISA") (the "Employee Benefit Plans"), maintained by Sellers or any affiliate of the Sellers, as determined under
Section 414(b), (c), (m) or (o) of the Internal Revenue Code of 1986 (the "Code") ("ERISA Affiliate"), and which provide benefit to employees of the Newspapers comply in all material respects with and are and have been operated in substantial accordance with each applicable provision of ERISA, the Code (including, without limitation, the requirements of Code Section 401(a) to the extent any of such plans which is an employee pension benefit plan (within the meaning of Section 3(a) of ERISA) is intended to conform to that section), other Federal statutes, and the regulations and rules promulgated pursuant thereto or in connection therewith.

              (ii) Each Employee Benefit Plan which is an employee welfare benefit plan (within the meaning of Section 3(1) of ERISA) and which is a group health plan (within the meaning of Section 5000(b)(1) of the Code) and which provides benefits to employees of the Newspapers complies in all material respects with and has been and operated substantially in accordance with each of the requirements of Section 162(i) of the Code as in effect for years beginning prior to 1989, Section 4980B of the Code for years beginning after December 31, 1988, and Part 6 of Subtitle B of Title I of ERISA ("COBRA"). There are no pending or, to the best knowledge of Sellers, threatened claims, suits or other proceedings by any employee or former employee of the Newspapers or by the beneficiary, dependent or representative of any such person, involving the failure of any group health plan ever maintained with respect to the employees of the Newspapers to comply with the health care continuation requirements of COBRA.

              (iii) Neither Sellers nor any ERISA Affiliate has incurred any liability to the Pension Benefit Guaranty Corporation ("PBGC") as a result of the voluntary or involuntary termination of an employee pension benefit plan pertaining to employees of the Newspapers which is subject to Title IV of ERISA. There is currently no active filing by Sellers or any ERISA Affiliate with the PBGC (and no proceeding has been commenced by the PBGC) to terminate any employee pension benefit plan pertaining to employees of the Newspapers which is subject to Title IV of ERISA, and which has been maintained or funded, in whole or in part, by Sellers or any ERISA Affiliate.

              (iv) Except as provided in Section 4.7(a) of the Disclosure Schedule, neither Sellers nor any ERISA Affiliate currently maintains or is obligated to contribute to, nor has in the past maintained or contributed to, any multiemployer plan, as defined in Section 3(37) of ERISA, pertaining to employees of the Newspapers, and neither Sellers nor any ERISA Affiliate has suffered a complete withdrawal or partial withdrawal as such terms are defined in Sections 4203 and 4205, respectively, of ERISA for which it reasonably expects to incur any withdrawal liability, with respect to any such plan.

              (v) The audited financial statements for the Lowell Sun Pension Plan as of and for the calendar years ended December 31, 1996, December 31, 1995 and December 31, 1994, as set forth in Section 4.7(a) of the Disclosure Schedule, fairly present the net assets available for benefits, the changes in net assets available for benefits and the accumulated plan benefits, as of the dates and for the periods reflected therein, in accordance with generally accepted accounting principles consistently applied. Since December 31, 1996, except as otherwise expressly reflected in Section 4.7(a) of the Disclosure Schedule, there have been no amendments or other changes to the Lowell Sun Pension Plan, as amended August 1, 1996, and to Sellers' knowledge, no event has occurred which has caused, or with the passage of time is reasonably likely to cause (a) any material diminution in the value of the assets of the Lowell Sun Pension Plan, as reflected in the audited financial statements of the Lowell Sun Pension Plan as of December 31, 1996 or (b) any material change in the funding/contribution requirements for the 1997 plan year of the Lowell Sun Pension Plan, as reflected in the actuarial report as of January 1, 1997 for the Lowell Sun Pension Plan set forth in Section 4.7(a) of the Disclosure Schedule.

          (b) With respect to the Newspapers' employees, except as provided in
Section 4.7(b) of the Disclosure Schedule:

              (i) There are no pending or, to the best of Sellers' knowledge, threatened unfair labor practice charges or employee grievance charges.

              (ii) There is no request for union representation, labor strike, dispute, slowdown or stoppage actually pending or, to the best of Sellers' knowledge, threatened against or directly affecting Sellers.

              (iii) No grievance or arbitration proceeding arising out of or under collective bargaining agreements is pending or to Sellers' knowledge threatened.

              (iv) Other than the Assumed Liabilities, Sellers shall make all payments required to be made prior to the Closing Date under the Employee Benefit Plans and all payments of accrued salaries or wages and vacation pay required pursuant to any law or any policy of the Sellers to be made prior to the Closing Date with respect to employment of any persons by the Newspapers until the close of business on the Closing Date. Except as set forth in Section 4.7(b) of the Disclosure Schedule, Sellers have no liability to provide medical benefits to former employees of the Newspapers or their spouses or dependents, other than as required by Section 4980B of the Code.

              (v) Section 4.7(b) of the Disclosure Schedule contains a true and complete list of all of the Newspapers' employees as of the date therein set forth, and such list correctly reflects their salaries, hours, wages, other compensation (other than benefits under the Employee Benefit Plans) including all bonuses paid or accrued as of such date, dates of employment, positions and all severance pay entitlements.


     4.8  Litigation.
          ----------

          (a) Other than as set forth in Section 4.8(a) of the Disclosure Schedule, there are no litigation, arbitrations, or proceedings, in law or in equity, and there are no proceedings or governmental investigations before any commission or other administrative authority, pending or threatened in writing, against Sellers or their Affiliates, or with respect to the Purchased Assets or the Real Estate or with respect to the consummation of the transaction contemplated hereby, or the use of the Purchased Assets (either by Purchaser after the Closing or by Sellers prior thereto).

          (b) Other than as set forth in Section 4.8(b) of the Disclosure Schedule, Sellers are not a party to, or bound by, any decree, order or arbitration award (or agreement entered into in any administrative, judicial or arbitration proceeding with any governmental authority) with respect to the Newspapers, their properties, assets, personnel or business activities.

          (c) Sellers are not in violation of, or delinquent with respect to, any decree, order or arbitration award or law, statute, or regulation of or agreement with, or Permit from, any Federal, state or local governmental authority (or to which their properties, assets, personnel, business activities or the Real Estate are subject or to which they, themselves, are subject), including, without limitation, laws, statutes and regulations relating to equal employment opportunities, fair employment practices, unfair labor practices, terms of employment, occupational health and safety, wages and hours and discrimination, and zoning ordinances and building codes, other than violations or delinquencies which could not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the assets, liabilities, business, condition (financial or otherwise), results of operation or prospects of the Sellers or the Newspapers. Copies of all notices of violation of any of the foregoing which Sellers have received within the past year are attached to
Section 4.8(c) of the Disclosure Schedule.

     4.9   Environmental Matters.
           ---------------------

           (a) Except for matters set forth in Section 4.9(a) of the Disclosure Schedule, Sellers and their assets and business relating to the Purchased Assets, the Real Estate and the Newspapers are in compliance with all Environmental Laws and all material Environmental Permits. A copy of any written notice, citation, inquiry or complaint which Sellers have received in the past five years of any alleged violation of or liability or potential liability under any Environmental Law or material Environmental Permit related to the Purchased Assets, the Real Estate and/or the Newspapers is contained in Section 4.9(a) of the Disclosure Schedule, and all material violations alleged in said notices have been corrected. There have been no environmental investigations, studies, audits, tests, reviews or analyses relating to the Purchased Assets or the Real Estate conducted by Sellers, or any consultant engaged by Sellers, except as described in Section 4.9(a) of the Disclosure Schedule. True and complete copies of all reports issued in connection with such investigations, etc. have previously been provided to Purchaser. Sellers possess all material Environmental Permits which are required for the operation of the Newspapers, and are in material compliance with the provisions of all such material Environmental Permits. Copies of all material Environmental Permits issued to Sellers are contained in Section 4.9(a) of the Disclosure Schedule. Sellers have taken all appropriate measures to reapply for or renew such material Environmental Permits where such action is necessary to keep such material Environmental Permits in effect.

           (b) Except as listed in Section 4.9(b) of the Disclosure Schedule, there has been no storage, treatment, generation, transportation or Release of any Hazardous Materials by the Sellers or by any other person or entity for which Sellers are responsible (hereinafter, collectively "Sellers or Sellers' Agents or Affiliates") at any Facility at which any of the Purchased Assets are located in violation of, or which could give rise to, any material obligation or the incurrence of any material damages under, Environmental Laws.

           (c) Section 4.9(c) of the Disclosure Schedule sets forth a complete list of all Containers that are now present at, or have heretofore been removed by Sellers or Sellers' Agents or Affiliates from the Real Estate. All Containers which have been heretofore removed by Sellers or Sellers' Agents or Affiliates from the Real Estate have been removed substantially in accordance with all applicable Environmental Laws.

           (d) Without in any way limiting the generality of the foregoing, except as disclosed in Section 4.9(d) of the Disclosure Schedule:

                 (i) there is no friable asbestos contained in or forming part of any building, building component, structure or office space owned, operated, leased, managed or controlled by Sellers or located on the Real Estate;

                 (ii) no polychlorinated biphenyls are used or stored on the Real

Estate;

                 (iii) there are no locations included within the Real Estate at which any Hazardous Material generated, used, owned or controlled by Sellers or Sellers' Agents or Affiliates have been disposed of or Released into the Environment; and

                 (iv) no Lien has been recorded under any Environmental Law with respect to the Real Estate.

           (e) None of the Real Estate is listed or proposed for listing on the National Priorities List or on the Comprehensive Environmental Response, Compensation and Liability Information System list, both promulgated under CERCLA, or on any state or local list of sites requiring removal, remedial response or corrective action pursuant to any Environmental Law.


     4.10  Real Property.
           -------------

           (a) The real property owned by Sellers which is to be purchased by Purchaser pursuant to this Agreement is identified in Section 4.10(a) of the Disclosure Schedule. Except as described in Section 4.10(a) of the Disclosure Schedule, Sellers hold, or will at the time of Closing hold, fee simple title to all such real property, subject only to real estate taxes not delinquent and to covenants, conditions, restrictions, easements of record and such other matters either set forth or described in Section 4.10(a) of the Disclosure Schedule, none of which makes title to such real property unmarketable for use in publishing a newspaper and none of which are violated by Sellers or will materially interfere with Purchaser's ability to use such property consistent with Sellers' past practices. None of the improvements located upon such real property, nor the businesses conducted by Sellers thereon, are in violation of any use or occupancy restriction, limitation, condition or covenant of record or any zoning or building law, code or ordinance or public utility easement other than violations which would not, individually or in the aggregate, have a material adverse effect on the assets, liabilities, business, condition (financial or otherwise), results of operation or prospects of Sellers or the Newspapers or the use (as currently used by the Newspapers) or value of such real property. To Sellers' knowledge, no alterations or improvements to such real property violate the ADA or any other applicable laws or regulations.

           (b) The real property described in subparagraph (a) above currently is served by utilities adequate to operate such facility at its current rate of production, and none of the utility companies serving any such facility has threatened Sellers with any reduction in service. All of said utilities are installed and operating and all installation and connection charges have been paid for in full.

           (c) The continued maintenance and operation of the real property described in subparagraph (a) above as currently maintained and operated is not dependent on facilities located at other property, and the continued maintenance and operation of any other property is not dependent on facilities located on such real property; no building or other improvement not part of such real property relies on such real property or any part thereof or any interest therein to fulfill any governmental requirement; and no building or other improvement on such real property relies on any property not included within such real property to fulfill any governmental requirement.

           (d) Except as provided in section 4.10(d) of the Disclosure Schedule, there are no challenges or appeals pending regarding the amount of the taxes on, or the assessed valuation of, the real property described in subparagraph (a) above, and no special arrangements or agreements exist with any governmental authority with respect thereto.

           (e) There is no Tax assessment (in addition to the normal, annual general real estate Tax assessment) pending or, to the best of Sellers' knowledge, threatened with respect to any portion of the real property described in subparagraph (a) above.

           (f) There are no condemnation proceedings pending or, to the best of Sellers' knowledge, threatened with respect to any portion of the real property described in subparagraph (a) above.


     4.11  Intellectual Property.
           ---------------------

           (a) All of Sellers' material (i) trademarks, service marks, slogans, trade names, trade dress and the like (collectively with the associated goodwill of each, "Trademarks"); (ii) proprietary formulations, manufacturing methods, know-how and trade secrets; (iii) patents on and pending applications to patent any technology or design; (iv) registrations of and applications to register copyrights; and (v) written licenses of rights in computer software (other than off-the-shelf licenses), which are used or held for use in connection with the Newspapers, are identified in Section 4.11(a) of the Disclosure Schedule and are referred to herein collectively as the "Intellectual Property."

           (b)   (i) Sellers are the owners of the trademarks The Sun and The
                                                              -------     ---
Sunday Sun (collectively the "Masthead Trademarks") and, to Sellers' knowledge,
----------
except as set forth in Section 4.11(b) of their Disclosure Schedule, are the owners of each other Trademark and its associated goodwill currently used in the conduct of the business and operations of the Newspapers; (ii) Sellers have not received any written notice from any other firm, corporation, association or person indicating that any such firm, corporation, association or person claims the right to use in connection with similar or closely related goods and in the same geographic area, any mark which is identical or confusingly similar to any of the Trademarks; (iii) Sellers have not received any written claim that any third party asserts ownership rights in any of the Intellectual Property;
(iv) Sellers have not received any written claim that Sellers' use of any Intellectual Property infringes any right of any third party; (v) Sellers have not received any written claim that any third party is infringing any of Sellers' rights in any of the Intellectual Property; (vi) except pursuant to written licenses disclosed in Disclosure Schedule, Sellers are under no obligation to pay any royalties or similar payments in connection with any license of Intellectual Property; (vii) subject to Section 9.3, the consummation of the transaction contemplated by this Agreement will not result in the impairment of Sellers' rights to use any of the Intellectual Property nor infringe upon the rights of any third party; and
(viii) to Sellers' knowledge, Sellers are the owners of or possesses valid and subsisting licenses for or have the right to use all Intellectual Property used in the conduct of the Newspapers and the operation of the Purchased Assets as now conducted and operated.


     4.12  Second Class Mail.  All reports filed with the United States Postal
           -----------------
Service in connection with, and second class mail postal permits applicable to, the Newspapers were, to the best of Sellers' knowledge, true and correct in all material respects at the time of their filing.


     4.13  Deposits/Bonds.  Section 4.13 of the Disclosure Schedule is a true
           --------------
and correct schedule of all material security deposits, surety deposits and bonds presently maintained in whole or in part on behalf of Sellers.


     4.14  General.
           -------

           (a) The Purchased Assets constitute, except for the Excluded Assets, (i) all of the assets and property used, or held for use by Sellers in, or related to the operations of, the Newspapers and (ii) all of the assets necessary to own and conduct the Newspapers as they are presently conducted, and there are no properties or assets of the type described in the definition of Purchased Assets (except Excluded Assets) owned, used, or held for use by Sellers in the operation of the Newspapers that are not included in the Purchased Assets. All the Purchased Assets that constitute tangible real or personal property are located in the Commonwealth of Massachusetts.

           (b) The representations and warranties of Sellers in this Agreement, Sellers' Ancillary Documents, and all other certificates, schedules, documents or instruments delivered or to be delivered to Purchaser in connection with this Agreement do not and will not (except as certain of these representations may by their terms be expressly qualified to the best of Sellers' knowledge or otherwise) contain any untrue statement of a material fact or omit or will omit to state a material fact required to be stated herein or therein in order to make the representations, warranties or statements contained herein and therein not misleading. Sellers make no representations or warranties, express or implied, other than those expressly provided herein.

           (c) Complete and accurate copies of all documents referred to in the Disclosure Schedule have previously been furnished by Sellers to Purchaser.

           (d) Neither Sellers nor any of their Affiliates has dealt with any person or entity who is or may be entitled to a broker's commission, finder's fee, investment banker's fee or similar payment for arranging the transaction contemplated hereby or introducing the parties to each other, that will result in the payment of any fees by Purchaser other than BancBoston Securities Inc. Sellers shall be solely responsible for all fees due BancBoston Securities Inc.



                                   ARTICLE V
                  Purchaser's Representations and Warranties
                  ------------------------------------------


     5.1   General.  Purchaser represents and warrants to Sellers that:
           -------

           (a) Purchaser is a corporation duly organized, existing and in good standing under the laws of the State of Delaware.

           (b) Purchaser has full corporate power and authority to execute and deliver (i) this Agreement and (ii) all documents and instruments to be executed by Purchaser pursuant to this Agreement (collectively, "Purchaser's Ancillary Documents") and to perform its obligations hereunder and thereunder, and to consummate the transactions contemplated hereby and thereby. This Agreement has been, and Purchaser's Ancillary Documents will be, duly executed and delivered by duly authorized officers of Purchaser and this Agreement and each of Purchaser's Ancillary Documents that is a contract constitutes a legal, valid and binding obligation of Purchaser signing the same, enforceable in accordance with its terms.

           (c) No consent, authorization, order or approval of, or filing or registration with, any governmental authority or other person is required for the execution and delivery by Purchaser of this Agreement and Purchaser's Ancillary Agreements, and the consummation by Purchaser of the transactions contemplated by this Agreement and Purchaser's Ancillary Documents. All acts required to be taken by Purchaser to authorize the execution and delivery of this Agreement and each of Purchaser's Ancillary Documents, the performance of each of its obligations hereunder and thereunder, and the consummation of the transactions contemplated including, without limitation, the approval of Purchaser's stockholders and board of directors, if needed, have been duly and properly taken, and no other proceedings on the part of Purchaser are necessary to authorize such execution, delivery and performance.

           (d) Neither the execution and delivery of this Agreement and Purchaser's Ancillary Documents by Purchaser, nor the consummation by Purchaser of the transactions herein contemplated, will conflict with or result in a breach of any of the terms, conditions or provisions of (i) Purchaser's Certificates of Incorporation or By-laws, (ii) any statute or administrative regulation,
(iii) any order, writ, injunction, judgment or decree of any court or governmental authority or of any arbitration award applicable to Purchaser, or
(iv) any material contract or agreement of which any of Purchaser or Purchaser's Affiliates may be bound, nor give rise to any default, acceleration, or right of termination under any such contract or agreement.

           (e) Neither the Purchaser, nor any of its Affiliates, have dealt with any person or entity who is or may be entitled to a broker's commission, finder's fee, investment banker's fee or similar payment for arranging the transaction contemplated hereby or introducing the parties to each other.

           (f) The financial statements of Purchaser set forth in Section 5.1(f) of the Disclosure Schedule have been prepared in accordance with generally accepted accounting principles consistently applied and fairly present the financial condition and results of operations of the Purchaser as of the dates of and for the periods covered by such financial statements.

           (g) Other than as set forth in Section 5.1(g) of the Disclosure Schedule, there are not litigations, arbitrations, or proceedings, in law or in equity, and there are no proceedings of governmental investigations before any commission or other administrative authority, pending or threatened in writing, against Purchaser or its affiliates, that would materially affect Purchaser's ability to pay the Purchase Price, and to meet Purchaser's obligations under this Agreement and the non-competition agreements described in Section 3.5 hereof.



                                  ARTICLE VI
                         Conduct Prior to the Closing
                         ----------------------------


     6.1   General.  Sellers and Purchaser shall have the rights and obligations
           -------
with respect to the period between the date hereof and the Closing Date which are set forth in the remainder of this Article VI.


     6.2   Sellers' Obligations.  The following are Sellers' obligations between
           --------------------
the date hereof and the Closing Date as they relate to the Newspapers and the transactions described herein:

           (a) Subject to Sellers' concerns of secrecy, Sellers shall provide to Purchaser's officers, employees, attorneys, consultants and accountants all of the properties, books, contracts, documents, records and personnel of Sellers relating solely to the Newspapers and shall furnish to Purchaser such information relating solely to the Newspapers as Purchaser may at any time and from time to time reasonably request.

           (b) Sellers shall use reasonable, good faith efforts (and Purchaser shall cooperate with Sellers) to obtain all consents and/or approvals specified by Purchaser to the assignment of, or alternate arrangements satisfactory to Purchaser with respect to, any contract, lease, insurance policy, agreement, purchase order, sales order, or other instrument, Permit or Environmental Permit, which is to be assigned to Purchaser hereunder and which may be required for such assignment to be effective (the "Consents").

           (c) Sellers shall carry on the operations of the Newspapers in the usual and ordinary course of business, consistent with past practices, and shall use their reasonable best efforts to preserve their business and the goodwill of their advertisers, subscribers, customers, suppliers and others having business relations with the Sellers and to retain their business organization intact, including reasonable efforts to keep substantially available the services of their respective present employees, representatives and agents, and shall maintain all of their properties in good operating condition and repair, ordinary wear and tear excepted.

           (d) Without the prior written consent of Purchaser, and without limiting the generality of any other provision of this Agreement, Sellers shall not:

                 (i) hire any new employee or terminate, other than for cause, the employment of any employee having an annual salary or wages in excess of $25,000;

                 (ii) incur or commit to incur any capital expenditures in excess of $10,000 which will not have been paid for in full as of the Closing Date;

                 (iii) incur, assume or guarantee any long-term or short-term indebtedness for borrowed money other than pursuant to Sellers' existing credit arrangements with The First National Bank of Boston;

                 (iv) directly or indirectly, enter into or assume any contract, agreement, obligation, lease, license or commitment pursuant to which the aggregate annual obligations or liabilities exceed $10,000 or which are not cancelable without penalty upon 90 days notice or less;

                 (v) except as set forth in Section 6.2 of the Disclosure Schedule, adopt or amend any Welfare Plan or Employee Benefit Plan;

                 (vi) increase the compensation payable to any employee, except as may be required by law or that apply to all of Sellers' employees generally, in excess of 5%, except in accordance with existing collective bargaining agreements or other employment agreements;

                 (vii) enter into any new collective bargaining agreement or modify or extend any existing collective bargaining agreement, if any, with the effect of incurring obligations after the Closing Date;

                 (viii) sell, transfer or otherwise dispose of any material asset or property (other than Excluded Assets) except in the ordinary course of business and except for cash applied in payment of Sellers' trade liabilities in the ordinary course of business, create any Lien on any asset or property or compromise or cancel any debts or claims relating thereto, other than in the ordinary course of Sellers' business;

                 (ix) amend, terminate or give notice of termination with respect to any existing material agreement to which the Sellers are a party, or waive any material rights thereunder;

                 (x) sell advertising and subscriptions on terms materially different from past practices with respect to pricing, credit and collection policies;

                 (xi) directly or indirectly, enter into any new transaction (including, without limitation, the purchase, sale, lease or exchange of any property or the rendering of services) with any Affiliate of Sellers;

                 (xii) manage the trade accounts payables of the Newspapers other than in a manner consistent with past practices and in the ordinary course of the Newspapers' business, or otherwise fail to pay their accounts payables other than in a manner consistent with past practices and in the ordinary course of the Newspapers' business;

                 (xiii) manage the accounts receivable of the Newspapers other than a manner consistent with past practices and in the ordinary course of the Newspapers' business, or compromise any claims with respect to such accounts, or grant any discounts for the accelerated payment of such accounts, or otherwise, except in a manner consistent with past practices and in the ordinary course of the Newspapers' business;

                 (xiv) manage the Newspapers' newsprint inventory so that as of the Closing Date there is less than a 30 day supply on hand; or

                 (xv) pay, incur, utilize or otherwise manage the prepaid expenses of the Newspapers other than in the ordinary course of business and in compliance with the established business practices of each Newspaper.

           (e) Sellers shall promptly disclose to Purchaser any information contained in their representations and warranties or the Disclosure Schedule which, because of an event occurring after the date hereof, is incomplete or is no longer correct as of all times after the date hereof until the Closing Date; provided, however, that none of such disclosures shall be deemed to modify,
--------  -------
amend or supplement the representations and warranties of Sellers or the Disclosure Schedule hereto for the purposes of Article IV hereof, unless Purchaser shall have consented thereto in writing.


     6.3   Joint Obligations.  The following shall apply with equal force to
           -----------------
Sellers and Purchaser:

           (a) Without implication that such laws apply to the transactions contemplated hereby, Sellers and Purchaser shall not comply with the provisions of the laws of any states relating to bulk sales or bulk transfer laws other than as specifically required herein.

           (b) No party shall intentionally perform any act which, if performed, or omit to perform any act which, if omitted to be performed, would prevent or excuse the performance of this Agreement by any party hereto or which would result in any representation or warranty herein contained of said party being untrue in any material respect as if originally made on and as of the Closing Date.

           (c) Each party hereto will (i) take all commercially reasonable steps necessary, and proceed diligently and in good faith and use all commercially reasonable efforts, as promptly as practicable to obtain all consents, approvals or actions of, to make all filings with and to give all notices to governmental or regulatory bodies required of such parties or their Affiliates to consummate the transactions contemplated hereby, (ii) provide such other information and communications to such governmental or regulatory bodies as such parties or such governmental or regulatory bodies may reasonably request in connection therewith and (iii) cooperate with each other as promptly as practicable in obtaining all consents, approvals or actions of, making all filings with and giving all notices to governmental or regulatory bodies required of each party or any of its Affiliates to consummate the transactions contemplated hereby. Each party hereto will provide prompt notification to each other party hereto or its Affiliates when any such consent, approval, action, filing or notice referred to in clause (i) above is obtained, taken, made or given, as applicable, and will advise each other party hereto of any communications (and, unless precluded by law, provide copies to each other party hereto of any such communications that are in writing with any governmental or regulatory body regarding any of the transactions contemplated by this Agreement). In addition to and not in limitation of the foregoing, each party hereto will (a) comply at the earliest practicable date with any request for additional information received by each of them or their Affiliates from the Federal Trade Commission or the Antitrust Division of the Department of Justice pursuant to the HSR Act and (b) cooperate with each other in connection with any filing under the HSR Act and in connection with resolving any investigation or other inquiry concerning the transactions contemplated by this Agreement commenced by either the Federal Trade Commission, the Antitrust Division or the Department of Justice or state attorneys general.



                                  ARTICLE VII
                             Conditions to Closing
                             ---------------------


     7.1   Conditions to Sellers' Obligations.  The obligation of Sellers to
           ----------------------------------
consummate the transactions contemplated hereby is subject to the fulfillment or waiver of all of the following conditions on or prior to the Closing Date, upon the material non-fulfillment of any of which this Agreement may, at Sellers' option, be terminated pursuant to and with the effect set forth in Article XI hereof:

           (a) each and every representation and warranty made by Purchaser shall have been true and correct in all material respects when made and shall be true and correct in all material respects as if originally made on and as of the Closing Date;

           (b) all obligations of Purchaser to be performed hereunder through, and including on, the Closing Date shall have been performed in all material respects;

           (c) Sellers shall have received all of the agreements, certificates, documents and items specified in Section 8.2;

           (d) no suit, proceeding or investigation shall have been commenced and pending by any governmental authority or private person on any grounds to restrain, enjoin or hinder, or to see material damages on account of, the consummation of the transactions contemplated hereby;

           (e) all applicable waiting periods under the HSR Act shall have expired;

           (f) Purchaser shall have executed and delivered the documents specified in Section 8.2(m) hereof, pursuant to which the Lowell Sun Pension Plan shall be amended and Purchaser shall be substituted for Sellers as "Employer" under such Plan and pursuant to which Purchaser shall have succeeded to all of Sellers' rights, duties and obligations (other than the Tax liabilities of Sellers described in Section 4.2(d) of this Agreement) with respect to the Lowell Sun Funded Group Life Insurance Plan, if Purchaser elects to do so in the manner set forth in Section 2.1(d) of this Agreement;

           (g) Purchaser shall have made timely delivery to Sellers of a true and complete copy of Purchaser's Phase I Report; and,

           (h) Sellers' consummation of the transactions contemplated by this Agreement shall have been approved by Sellers' shareholders.


     7.2   Conditions to Purchaser's Obligations.  The obligation of Purchaser
           -------------------------------------
to consummate the transactions contemplated hereby is subject to the fulfillment or waiver of all of the following conditions on or prior to the Closing Date, upon the material nonfulfillment of any of which this Agreement may, at Purchaser's option, be terminated pursuant to and with the effect set forth in
Article XI hereof:

           (a) each and every representation and warranty made by Sellers shall have been true and correct in all material respects when made without regard to any schedule updates furnished by Sellers thereafter and shall be true and correct in all material respects as if originally made on and as of the Closing Date;

           (b) all obligations of Sellers to be performed hereunder through, and including on, the Closing Date shall have been performed in all material respects;

           (c) Purchaser shall have received all of the agreements, certificates, documents and items specified in Section 8.3;

           (d) all of the consents set forth in Section 4.1(f) of the Disclosure Schedule ("Material Consents") shall have been received;

           (e) no suit, proceeding or investigation shall have been commenced and pending by any governmental authority or private person on any grounds to restrain, enjoin or hinder, or to seek material damages on account of, the consummation of the transactions contemplated hereby;

           (f) Sellers shall have assisted Purchaser, as requested by Purchaser, in procuring, at Purchaser's expense, an owner's title insurance policy (ALTA Owner's Policy Form B-1970 (rev. 10/17/70 and 10/17/84)) with respect to each parcel of the Real Estate the fee simple title which is being conveyed to Purchaser by Sellers insuring Purchaser in an amount not less than the assessed value of such parcels and issued by a title insurance company reasonably acceptable to Purchaser and Sellers showing fee simple title thereto to be vested in Purchaser and subject only to the standard general exceptions in such policy, the exceptions set forth in Section 4.10(a) of the Disclosure Schedule and such exceptions as are reasonably acceptable to Purchaser;

           (g) Purchaser shall have completed at its sole expense such due diligence investigations of Sellers as is customary with respect to transactions of the sort herein contemplated, including but not limited to such environmental assessments as Purchaser deems appropriate. Purchaser represents that it is satisfied with respect to the results of such investigations and that it has furnished Sellers with a true and complete copy of the final report issued to Purchaser by its environmental consultant with respect to such investigations (such report, together with the letter of Elise Zoli dated June 25, 1997 to Purchaser's environmental consultant are hereinafter collectively referred to as "Purchaser's Phase I Report"). However, except with respect to conditions and liabilities expressly disclosed and described in Purchaser's Phase I Report, no such investigation or assessment shall in any manner be deemed to relieve Sellers of any obligations with respect to any warranties, representations, covenants or other undertakings made hereunder or to be made under the definitive purchase/sale agreement, or to qualify any such warranties, representations or covenants. To this end, Sellers covenant that from the date of this Agreement until the Closing, Sellers will afford Buyer and Buyer's representatives reasonable access during normal business hours to the facilities and personnel of the Newspapers, and will permit Buyer and its representatives to conduct such investigations, tests and studies as may be reasonably requested by Buyer or its representatives with respect to the Newspapers;

           (h) all applicable waiting periods under the HSR shall have expired; and,

           (i) Sellers shall have executed and delivered the documents specified in Section 8.3(o) hereof, pursuant to which The Lowell Sun Pension Plan shall be amended and Purchaser shall be substituted for Sellers as the "Employer" under such Plan and pursuant to which Purchaser shall have succeeded to all of Sellers' rights, duties and obligations (other than Tax liabilities of Sellers described in Section 4.2(d) of this Agreement) with respect to the Lowell Sun Funded Group Life Insurance Plan, if Purchaser elects to do so in the manner set forth in Section 2.1(d) of this Agreement.



                                  ARTICLE VIII
                                    Closing
                                    -------


     8.1   Form of Documents.  At the Closing, the parties shall deliver the
           -----------------
documents, and shall perform the acts, which are set forth in this Article VIII. All documents which Sellers shall deliver shall be in form and substance reasonably satisfactory to Purchaser and Purchaser's counsel. All documents which Purchaser shall deliver shall be in form and substance reasonably satisfactory to Sellers and Sellers' counsel.


     8.2   Purchaser's Deliveries.  Subject to the fulfillment or waiver of the
           ----------------------
conditions set forth in Section 7.2 of this Agreement, Purchaser shall execute and/or deliver to Sellers all of the following:

           (a) the portion of the Purchase Price payable by wire transfer or bank draft, in immediately available funds, at the Closing;

           (b) a certified copy of Purchaser's Certificate of Incorporation and By-laws;

           (c) a certificate of good standing of Purchaser, issued not earlier than ten (10) days prior to the Closing Date by the Secretary of State of Delaware;

           (d) an incumbency and specimen signature certificate with respect to the officers of Purchaser executing this Agreement and Purchaser's Ancillary Documents on behalf of Purchaser;

           (e) a certified copy of resolutions of Purchaser's board of directors, authorizing the execution, delivery and performance of this Agreement and Purchaser's Ancillary Documents;

           (f) a closing certificate executed by the Chief Executive Officer of Purchaser (or any other officer of Purchaser specifically authorized to do so), on behalf of Purchaser, pursuant to which Purchaser represents and warrants to Sellers that Purchaser's representations and warranties to Sellers are true and correct as of the Closing Date as if then originally made (or, if any such representation or warranty is untrue in any respect, specifying the respect in which the same is untrue), that all covenants required by the terms hereof to be performed by Purchaser on or before the Closing Date, to the extent not waived by Sellers in writing, have been so performed (or, if any such covenant has not been performed, indicating that such covenant has not been performed), and that all documents to be executed and delivered by Purchaser at the Closing have been executed by duly authorized officers of Purchaser;

           (g) an assumption agreement, duly executed by Purchaser, under which Purchaser assumes the Assumed Liabilities and all other liabilities to be assumed by Purchaser pursuant to Article III and Section 2.1 of this Agreement and indemnify Sellers and hold Sellers harmless from and against any and all such liabilities assumed by Purchaser;

           (h) an opinion from Purchaser's counsel, in the form appended to this Agreement as Exhibit E;

           (i) separate non-competition agreements between Purchaser and each of the six individuals named as Guarantors hereunder, in substantially the forms attached hereto as Exhibits D-1 through D-6, and as described in Section 3.5 hereof;

           (j) separate consulting agreements between Purchaser and each of the four individuals, and under the terms and conditions, specified in
Section 9.11 hereof and in substantially the forms attached hereto as Exhibits K-1 through K-4;

           (k) a certificate duly executed by the Chief Financial Officer of Purchaser, dated as of the Closing Date, stating that there has been no material change in the information disclosed in Section 5.1(f) of the Disclosure Schedule which would have a material adverse effect on the Purchaser;

           (l) a true and complete copy of the owner's title insurance policy described in Section 7.2(f) of this Agreement; and,

           (m) an amendment to The Lowell Sun Pension Plan, and all other related documents, duly executed by Purchaser, pursuant to which Purchaser shall be substituted for Sellers as the "Employer" under such Plan and all documents duly executed by Purchaser as may be necessary or appropriate to Purchaser's succeeding to all of Sellers' rights, duties and obligations (other than Tax liabilities of Sellers described in Section 4.2(d) of this Agreement) with respect to the Lowell Sun Funded Group Life Insurance Plan, if Purchaser elects to do so in the manner described in Section 2.1(d) of this Agreement.


     8.3   Sellers' Deliveries.  Subject to the fulfillment or waiver of the
           -------------------
conditions set forth in Section 7.1 of this Agreement, Sellers shall deliver to Purchaser physical possession of all tangible Purchased Assets, and shall execute (where applicable in recordable form) and/or deliver or cause to be executed and/or delivered to Purchaser all of the following:

           (a) a bill of sale, executed by Sellers, in the form appended to this Agreement as Exhibit F;

           (b) an assignment to Purchaser executed by Sellers, in the form appended to this Agreement as Exhibit G, assigning to Purchaser all of the Purchased Assets (other than the Inventory, Equipment, other tangible personal property and the Real Estate). If necessary in the opinion of Purchaser's counsel, Sellers shall also execute and deliver (in recordable form where required) separate assignments of any of the Purchased Assets, where applicable, in the form required by the applicable governmental agencies, insurance companies, customers, lessors, and other parties with whom the assignments must be filed;

           (c) closing certificates duly executed by the Chief Executive Officer of each of the Sellers, on behalf of each of the Sellers, pursuant to which Sellers represent and warrant to Purchaser that Sellers' representations and warranties to Purchaser are true and correct in all material respects as of the Closing Date as if then originally made (or if any such representation or warranty is untrue in any respect, specifying the respect in which the same is untrue), that all covenants required by the terms hereof to be performed by Sellers on or before the Closing Date, to the extent not waived by Purchaser in writing, have been so performed in all material respects (or, if any such covenant has not been so performed, indicating that such covenant has not been performed), and that all documents to be executed and delivered by Sellers at the Closing have been executed by duly authorized officers of Sellers;

          (d) a certificate duly executed the Chief Financial Officer of Publishing, on behalf of each of the Sellers, dated as of the Closing Date, stating that there has been no material change in the information disclosed in
Section 4.2 of the Disclosure Schedule which would have a material adverse effect on the Newspapers and that the representations set forth in Section 4.5(b) hereof are true and correct as of the Closing;

          (e) releases of all Liens other than Permitted Liens on the Purchased Assets, including without limitation, as applicable, termination statements and releases of mortgages and collateral assignments of leases and rents, and all necessary consents of Sellers' lenders to the transactions set forth herein;

          (f) a quitclaim deed conveying to the Purchaser a good and clear record and marketable title to the Real Estate, (subject only to Permitted Liens and matters set forth in the Title Policy attached in Section 4.10(a) of the Disclosure Schedule and in all respects sufficient to permit the title company issuing the Owner's Title Policy referenced in Section 7.2(f) hereof to issue such Policy without exceptions which would breach Sellers' representations and warranties in Section 4.1), a standard owner's and Sellers' affidavit to and for the benefit of Purchaser and the title company issuing the Owner's Title Policy sufficient in form and content to permit the deletion of standard exceptions (1) and (4) of such Policy and a certificate in compliance with the Foreign Investment in Real Property Tax Act ("FIRPTA") certifying that Sellers are not a person or an entity subject to withholding under FIRPTA, with respect to the Real Estate;

          (g) to the extent obtained, all necessary material consents or alternate arrangements with respect thereto, all as reasonably acceptable to Purchaser;

          (h) certificates of title or origin (or like documents) with respect to all vehicles included in the Purchased Assets and other Equipment for which a certificate of title or origin is required in order for title thereto to be transferred to Purchaser;

          (i) a certified copy of the Articles of Organization and By-Laws of each of the Sellers;

          (j) a certificate of good standing of each of the Sellers, issued not earlier than ten (10) days prior to the Closing Date by the Secretary of State of the Commonwealth of Massachusetts;

          (k) an incumbency and specimen signature certificate with respect to the officers of each of the Sellers executing this Agreement and Sellers' Ancillary Documents;

          (l) a certified copy of resolutions of the boards of directors of each of the Sellers authorizing the execution, delivery and performance of this Agreement and Sellers' Ancillary Documents;

          (m) an opinion from Sellers' counsel in the form appended to this Agreement as Exhibit H;

          (n) the schedule of severance payments specified in Section 3.4(e) of this Agreement which Sellers are to provide to Purchaser on the Closing Date; and,

          (o) an amendment to The Lowell Sun Pension Plan, and all other related documents, duly executed by Sellers, pursuant to which Purchaser shall be substituted for Sellers as the "Employer" under such Plan and all documents duly executed by Sellers necessary or appropriate to Purchaser succeeding to all of Sellers' rights, duties and obligations (other than Tax liabilities of Sellers described in Section 4.2(d) of this Agreement) with respect to the Lowell Sun Funded Group Life Insurance Plan, if Purchaser elects to do so in the manner described in Section 2.1(d) of this Agreement.



                                   ARTICLE IX
                              Post-Closing Matters
                              --------------------


     9.1  Inspection of Records.  Sellers shall deliver to Purchaser at the
          ---------------------
Closing all of the books and records of Sellers relating exclusively to the Newspapers, as set forth in Section 1.2(i) above. Purchaser shall keep and make any of such books, records and Tax information of Sellers available for inspection by Sellers, or by Sellers' duly accredited representatives, for reasonable business purposes at all reasonable times during normal business hours, for a seven (7) year period after the Closing Date, with respect to all transactions occurring prior to and those relating to the Closing and the historical financial condition, assets, liabilities, results of operations and cash flows of Sellers. As used in this Section 9.1, the right of inspection includes the right to make extracts or copies.


     9.2  Certain Consents.  If a required consent or agreement to transfer or
          ----------------
assign any of the Purchased Assets to Purchaser is not obtained for any reason, Purchaser and Sellers shall cooperate in any arrangement Purchaser may reasonably request to provide for Purchaser the benefits under such claim, contract, lease, Permit, Environmental Permit, commitment or order.


     9.3  Use of Trademarks: References to Sellers.  Sellers shall cease
          ----------------------------------------
subsequent to the Closing Date to use and shall not license or permit any third party to use any of the Trademarks (other than those previously described as Excluded Assets) or any name, slogan, logo or trademark which is similar or deceptively similar to any of the Trademarks (other than those previously described as Excluded Assets). Purchaser may refer to its business as formerly being Sellers'.


     9.4  Payments of Accounts Receivable.  In the event Sellers shall receive
          -------------------------------
subsequent to the Closing Date any instrument of payment of any of amounts that belong to the Purchaser, the Sellers shall immediately deliver it to the Purchaser, endorsed where necessary, without recourse, in favor of the Purchaser.


     9.5  Transactional Costs/Expenses.  Except as otherwise expressly herein
          ----------------------------
provided, each party shall bear all fees and expenses incurred by such party in connection with, relating to or arising out of the consummation of the transactions contemplated hereby, including, without limitation, attorneys', accountants, and other professional fees and expenses. All applicable sales, use and real estate transfer taxes, and all title insurance and survey costs shall be paid by Purchaser and Sellers in such manner as is customary for transactions of this nature occurring within the Commonwealth of Massachusetts. Without limiting the generality of the foregoing, it is specifically understood and agreed that (a) the Sellers shall pay for all deed excise stamps and (b) the Purchaser shall pay for all title insurance fees and premiums and all survey costs.


     9.6  Disclosure of Confidential Information.  As a further inducement for
          --------------------------------------
Purchaser to enter into this Agreement, Sellers agree that for the longest period permitted by law after the Closing Date, Sellers shall, and shall cause their Affiliates to, hold in strictest confidence, and not, without the prior written approval of Purchaser, use for their own benefit or the benefit of any party other than Purchaser or disclose to any person, firm or corporation other than Purchaser (other than as required by law) any confidential information of any kind relating to the Newspapers, except such information as was publicly available prior to the Closing Date, becomes publicly available or available to other third parties without restriction, or is necessary to disclose pursuant to law, regulation, court order or governmental request.


     9.7  Injunctive Relief.  Sellers specifically recognize that any breach of
          -----------------
Section 9.6 will cause irreparable injury to Purchaser and that actual damages may be difficult to ascertain, and, in any event, may be inadequate.
Accordingly (and without limiting the availability of legal or equitable, including injunctive, remedies under any other provisions of this Agreement), Sellers agree that in the event of any such breach, Purchaser shall be entitled to injunctive relief in addition to such other legal and equitable remedies that may be available. Sellers and Purchaser recognize that the time limitation or absence of a time limitation in Section 9.6 or Section 9.7 is reasonable and properly required for the protection of Purchaser and in the event that such limitation or absence is deemed to be unreasonable by a court of competent jurisdiction, Sellers agree and submit to the imposition of such a limitation as said court shall deem reasonable.

     9.8  Further Assurances.  The parties shall execute such further documents,
          ------------------
and perform such further acts, as may be reasonably necessary to transfer and convey the Purchased Assets to Purchaser, on the terms herein contained, and to otherwise comply with the terms of this Agreement and consummate the transactions contemplated hereby.


     9.9  Excluded Liabilities.  Sellers shall discharge or cause to be
          --------------------
discharged in an orderly manner when due following the Closing all of the Excluded Liabilities, other than any liabilities that Sellers contest or dispute in good faith.


     9.10 Sellers' Final Payroll.  Sellers shall cause to be paid, in a timely
          ----------------------
manner and consistent with Sellers' past practices, all accrued payroll (including accrued commissions, carrier tips and benefit plan contributions, if any) and shall thereafter pay, file or deposit when due all accrued payroll taxes and related tax returns attributable to work performed prior to the Closing Date or resulting from termination prior to or as of the Closing Date, with respect to all persons employed by the Newspapers as of or prior to the Closing Date. It is anticipated that all payroll checks will be paid within 10 days of Closing, and all commissions and carrier tips will be paid within 30 days of Closing.


     9.11 Consulting Agreements.  For the three year period following the
          ---------------------
Closing, Purchaser shall engage as consultants the following persons, in the capacities hereinafter indicated: John H. Costello, Jr., Editorial Consultant; Alexander S. Costello, Editorial Page Editor; Thomas F. Costello, Director of Operations; Charlotte LaPierre, Consultant for Special Services, Charities and Community Relations; all pursuant to written agreements in the format of Exhibit K, hereto. Purchaser's annual aggregate compensation obligations pursuant to all of these agreements shall be $305,000, and shall be allocated among the four named individuals in such manner as the Purchaser and Sellers may agree, as set forth in Exhibit I to this Agreement. Throughout the three year term of these consulting arrangements, each consultant shall be provided health insurance benefits comparable to those provided employees of the Newspapers during such period.


     9.12 Employment Offers.  Purchaser shall offer to retain as employees for
          -----------------
the three year period following the Closing Kendall Wallace as General Manager, Paul Schwabe as Director of Advertising and Marketing and Carmen Bellerose as Controller of the Newspaper, at salaries and upon terms comparable to those offered by Purchaser to executives of comparable skill and experience at other comparable publications currently owned by Purchaser and/or its affiliates, pursuant to employment agreements in the form appended as Exhibit C to this Agreement.

     9.13 Accrued Vacation; Post-Retirement Health And Dental Benefits.
          ------------------------------------------------------------
Purchaser shall effective as of the Closing Date provide each of Sellers' employees which Purchaser thereafter employs accrued vacation benefits equivalent to those accrued on such employees' behalf by Sellers immediately prior to the Closing, provided such accrued vacation benefits are appropriately reflected in the Final Working Capital Statement. Purchaser shall also subsequent to the Closing Date provide such of the employees of Sellers listed on Exhibit L to this Agreement which Purchaser elects not to employ subsequent to the Closing Date such post-retirement health and dental benefits as are commensurate with the liability therefor (if any) as may be duly reflect in the Final Working Capital Statement.


     9.14 Blue Choice Heath and Delta Dental Plan.  Throughout the thirty (30)
          ---------------------------------------
day period immediately following the Closing Date, Sellers shall maintain in effect their Blue Choice health and Delta dental insurance plans on behalf of all persons covered by such plans as of the Closing Date. Promptly upon Sellers providing Purchaser with an invoice in appropriate form with respect thereto, Purchaser shall reimburse Sellers in full for Sellers' premium costs in providing that coverage to all plan participants employed by Purchaser subsequent to the Closing Date.

                                   ARTICLE X
                                Indemnification
                                ---------------


     10.1 General.  From and after the Closing, the parties shall indemnify each
          -------
other as provided in this Article X. For the purposes of this Article X, Purchaser and Sellers shall be deemed to have remade all of its representations and warranties contained in this Agreement at the Closing with the same effect as if originally made at the Closing. As used in this Agreement, the term "Damages" shall mean all liabilities, demands, claims, actions or causes of action, regulatory, legislative or judicial proceedings or investigations, assessments, levies, losses, fines, penalties, damages, costs and expenses, including, without limitation: reasonable attorneys', accountants', investigators', and experts' fees and expenses sustained or incurred in connection with the defense or investigation of any such claim.


     10.2 Indemnification Obligations of Sellers.  Notwithstanding any other
          --------------------------------------
provision of this Agreement, Sellers shall jointly and severally defend, indemnify, save and keep harmless Purchaser and its successors and permitted assigns against and from all Damages sustained or incurred by any of them resulting from or arising out of or by virtue of:

          (a) any breach of any representation or warranty made by Sellers in this

Agreement or in any closing document delivered to Purchaser in connection with this Agreement, irrespective of whether known to Purchaser as of or prior to the Closing Date, except for matters expressly described and set forth in Purchaser's Phase I Report or in the owner's title insurance policy described in
Section 8.2(l) of this Agreement;

          (b) any breach by Sellers of, or failure by Sellers to comply with, any of their covenants or obligations under this Agreement (including, without limitation, their obligations under this Article X);

          (c) the failure to discharge when due any of the Excluded Liabilities, or any claim against Purchaser with respect to any Excluded Liability;

          (d) any benefit or other liability accruing prior to the Closing Date with respect to any Employee Benefit Plan other than the Lowell Sun Pension Plan of Sellers being expressly assigned to and assumed by Purchaser pursuant to this Agreement which Sellers or an ERISA Affiliate have at any time maintained or administered or to which Sellers or any ERISA Affiliate have at any time contributed (including, without limitation, any liability for health continuation requirements under Code Section 4980B or Part 6 of Subtitle B of Title I of ERISA) which relate to employees of the Newspapers and any liability arising pursuant to Title IV of ERISA for plan termination, withdrawal or partial withdrawal from any Multiemployer Plan with respect to employees of the Newspapers, or any lien to enforce any Title IV liability or any liability for retiree benefits accrued prior to the Closing Date with respect to employees of the Newspapers;

          (e) without being limited by the foregoing paragraphs (a) through (d), and except for matters disclosed in the Disclosure Schedule and except for matters expressly described and set forth in Purchaser's Phase I Report (other than with respect to Sellers' transportation and disposal offsite of waste ink and solvents, as therein described) or matters expressly described in the owner's title insurance policy described in Section 8.2(l) of this Agreement:

              (i) any violation by Sellers, their agents or Affiliates of, or delinquency with respect to, any decree, order, arbitration award, law, statute, or regulation in effect on or prior to the Closing Date or of any agreement of Sellers with, or any license, Permit or Environmental Permit granted to Sellers from, any Federal, state or local governmental authority to which the properties, assets, personnel or business activities of the Newspapers are subject (or to which the Sellers are subject as it relates to the properties, assets, personnel or business activities of the Newspapers), including, without limitation, laws, statutes and regulations relating to occupational health and safety, building codes, zoning, equal employment opportunities, fair employment practices and discrimination;

              (ii) any generation, transportation, storage, treatment or Release of any Hazardous Material by Sellers, their agents or Affiliates occurring on or prior to the Closing Date (including without limitation those that result in any Release or treatment of

Hazardous Materials after the Closing Date), at (A) any Facility included within the Purchased Assets, or (B) any Offsite Facility with regard to any Hazardous Materials with which Sellers were involved in any way at any time;

              (iii) any discharges to or from storm, ground or surface waters or wetlands, and any air emissions or pollution, emanating from the Real Estate, which (a) with respect to the real property and all appurtenances thereto, and improvements thereon described in Section 1.2 of this Agreement, result from or are caused by any activities of Sellers, their agents or Affiliates, and (b) with respect to all other real property leased by Sellers included in the Purchased Assets, and all appurtenances thereto and improvements thereon, result from or are caused by any activities of Sellers, their agents or Affiliates during the term of Sellers' leases with respect thereto; or,

              (iv) any violation or alleged violation by Sellers, their agents or Affiliates of, or obligation imposed by, any Environmental Law as a result of activities, events, conditions or occurrences with respect to the Newspapers during the period the Newspapers were owned by Sellers prior to the Closing Date.

Sellers' obligations under this Section 10.2 shall be subject to the procedures set forth in Article X and shall extend until the applicable statute of limitations with respect to the filing of Third Party Claims with regard thereto shall have expired, except that Sellers' obligations under Sections 10.2(a) with respect to its warranties and representations under all sections of this Agreement other than Sections 4.2(d) and 4.9 shall extend for only two (2) years following the Closing Date, and Sellers' obligations with respect to its warranties and representations under Section 4.9 and Sellers' indemnification obligations under Section 10.2(e) shall extend for only five years, provided, that if at the end of such two year and five year periods, respectively, there shall then remain pending any claims with respect to such warranties, representations and indemnification obligations for which Purchaser has provided Sellers with written notice, Purchaser shall continue to have the right to be indemnified by Sellers with respect thereto until such claims have been definitively resolved.

Notwithstanding anything to the contrary in this Agreement, (a) except for claims relating to breaches of Sellers' warranties and representations under Sections 4.2(d) Sellers' indemnification obligations under 10.2(d) or (e), Sellers' covenants under Sections 6.2(d), (viii)-(xiii) and (xv), Sellers shall not be liable to Purchaser unless the aggregate of all Damages suffered by Purchaser under the provisions of this Agreement, in the aggregate, exceeds $50,000 and (b) in no event shall Sellers be liable in excess of the Purchase Price with respect to the entirety of its indemnity obligations pursuant to this Agreement, and further provided, that with respect to Purchaser's indemnity obligations under Section 10.2(e) of this Agreement and with respect to breaches of Sellers' warranties and representations pursuant to Section 4.9 of this Agreement, in no event will Sellers' aggregate indemnity obligations be in excess of Five Million Dollars ($5,000,000).

     10.3 Purchaser's Indemnification Obligations.  Notwithstanding any other
          ---------------------------------------
provision of this Agreement, Purchaser shall jointly and severally defend, indemnify, save and keep harmless Sellers and their successors and permitted assigns against and from all Damages sustained or incurred by any of them resulting from or arising out of or by virtue of:

          (a) any breach of any representation or warranty made by Purchaser in this Agreement or in any closing document delivered to Sellers in connection with this Agreement irrespective of whether known to Sellers as of or prior to the Closing Date;

          (b) any breach by Purchaser of, or failure by Purchaser to comply with, any of its covenants or obligations under this Agreement (including, without limitation, its obligations under this Article X);

          (c) Purchaser's failure to pay, discharge or perform any of the Assumed Liabilities or any claim against Sellers with respect to any Assumed Liability;

          (d) all liabilities of Sellers and the Newspapers specifically assumed by the Purchaser or accruing on or after the Closing date as a result of the Purchaser's ownership and operation of the Purchased Assets, (except for Excluded Liabilities or as otherwise previously provided in this Agreement) whether liquidated, contingent, or otherwise, together with all losses and expenses that Sellers may incur with respect thereto, including attorneys' fees; or,

          (e) without being limited by the foregoing paragraphs (a) through (d):

              (i) any violation occurring on or after the Closing Date by Purchaser, its agents or Affiliates of, or delinquency with respect to, any decree, order, arbitration ward, law, statute, or regulation in effect on or after the Closing Date or of any agreement of Purchaser with, or any license, Permit or Environmental Permit granted to Purchaser from, any Federal, state or local governmental authority to which the properties, assets, personnel or business activities of the Newspapers are subject (or to which the Purchaser is subject as it relates to the properties, assets, personnel or business activities of the Newspapers), including, without limitation, laws, statutes and regulations relating to occupational health and safety, building codes, zoning, equal employment opportunities, fair employment practices and discrimination;

              (ii) any generation, transportation, storage, treatment or Release of any Hazardous Material by Purchaser, its agents or Affiliates occurring on or after the Closing Date at (A) any Facility included within the Purchased Assets, or (b) any Offsite Facility with regard to any Hazardous Materials with which Purchaser was involved in any way at any time;

              (iii) any discharges to or from storm, ground or surface waters or wetlands, and any air emissions or pollution, emanating from any Facility included with the Purchased Assets which (a) with respect to the real property and all appurtenances thereto, and improvements thereon described in Section 1.2 of this Agreement, result from or are caused by any activities of Purchaser, its agents or Affiliates and which occurred on or after the Closing Date, and (b) with respect to all other real property leased by Purchaser included in the Purchased Assets, and all appurtenances thereto and improvements thereon, result from or are caused by any activities of the Purchaser, its agents, or Affiliates during the term of Purchaser leases with respect thereto and which occurred on or after the Closing Date;

              (iv) any violation or alleged violation by Purchaser, its agents or Affiliates of, or obligation imposed by, any Environmental Law as a result of activities, events, conditions or occurrences with respect to the Newspapers during the period the Newspapers were owned by Purchaser and which occurred on or after the Closing Date; or,

          (f) any action taken by Purchaser as of or subsequent to the Closing Date which would result in any liability under the Worker Adjustment and Retraining Notification Act of 1988, 29 U.S.C. (S)2101 et. seq. (the "Warn Act").


     10.4  Exclusive Remedy.  The sole and exclusive remedy of Indemnified
           ----------------
Parties with respect to any and all claims relating to the subject matter of this Agreement shall be pursuant to the indemnification provisions set forth in this Article X.


     10.5  Third Party Claims.  Promptly following the receipt of notice of a
           ------------------
Third Party Claim, the party receiving the notice of the Third Party Claim shall
(a) notify the other party in writing at the address set forth in Section 13.6 hereof of its existence setting forth with reasonable specificity the facts and circumstances of which such party has received notice and (b) if the party giving such notice is an Indemnified Party, specifying the basis hereunder upon which the Indemnified Party's claim for indemnification is asserted. No failure to give notice of a claim shall affect the indemnification obligations of the Indemnifying Party hereunder, except to the extent that the Indemnifying Party can demonstrate that such failure materially prejudiced such Indemnifying Party's ability to successfully defend the matter giving rise to the claim. The Indemnified Party shall tender the defense of a Third Party Claim to the Indemnifying Party.

     The Indemnified Party shall not have the right to defend or settle such Third Party Claim. The Indemnified Party shall have the right to be represented by counsel at its own expense in any such contest, defense, litigation or settlement conducted by the Indemnifying Party. The Indemnifying Party shall lose its right to defend and settle the Third Party Claim if it shall fail to diligently contest the Third Party Claim. So long as the Indemnifying Party has not lost its right and/or obligation to defend and settle as herein provided, the Indemnifying Party shall have the right to contest, defend and litigate the Third Party Claim and shall have the right, in its discretion exercised in good faith, and upon the advice of counsel, to settle any such matter, either before or after the initiation of litigation, at such time and upon such terms as it deems fair and reasonable; provided that in any event the Indemnifying Party shall consult with the Indemnified Party with respect to settling such matter which decision shall be made by mutual agreement of the Indemnifying Party and the Indemnified Party, not to be unreasonably withheld by either. All expenses (including without limitation attorneys' fees) incurred by the Indemnifying Party in connection with the foregoing shall be paid by the Indemnifying Party. Notwithstanding the foregoing, in connection with any settlement negotiated by an Indemnifying Party, no Indemnified Party shall be required by an Indemnifying Party to (w) enter into any settlement that does not include as an unconditional term thereof the delivery by the claimant or Plaintiff to the Indemnified Party of a release from all liability in respect of such claim or litigation, (x) enter into any settlement that attributes by its terms liability to the Indemnified Party, (y) consent to the entry of any judgment that does not include as a term thereof a full dismissal of the litigation or proceeding with prejudice or (z) enter into any settlement which would, or could reasonably be expected to, result in or relate to either a material nonmonetary obligation or restriction of any kind whatsoever being imposed upon the Indemnified Party (whether with respect to the conduct of the Newspapers or otherwise) or Damages other than Damages which are indemnifiable under this Article X; provided,
                                                                 --------
however, that the Indemnifying Party may enter into the settlements described in
-------
(w) and (y) above if (1) such settlement is not in any way materially damaging or harmful to the Newspapers or Sellers, as the case may be, and (2) the Indemnifying Party agrees to remain liable to the Indemnified Party for indemnification with respect to such claim indefinitely thereafter. No failure by an Indemnifying Party to acknowledge in writing its indemnification obligations under this Article X shall relieve it of such obligations to the extent they exist. If an Indemnified Party is entitled to indemnification against a Third Party Claim, and the Indemnifying Party fails to accept the defense of a Third Party Claim tendered pursuant to this Section 10.5, or if, in accordance with the foregoing, the Indemnifying Party shall lose its right to contest, defend, litigate and settle such a Third Party Claim; provided that the Indemnifying Party shall be entitled to participate, at its expense, with counsel of its choice, and any settlement shall be approved by the Indemnifying Party, such approval not to be unreasonably withheld, the Indemnified Party shall have the right, without prejudice to its right of indemnification hereunder, in its discretion exercised in good faith and upon the advice of counsel, to contest, defend and litigate such Third Party Claim, and subject to the preceding sentence may settle such Third Party Claim, either before or after the initiation of litigation. If, pursuant to this Section 10.5, the Indemnified Party so defends or (except as hereinafter provided) settles a Third Party Claim, for which it is entitled to indemnification hereunder, as hereinabove provided, the Indemnified Party shall be reimbursed by the Indemnifying Party for the reasonable attorneys' fees and other expenses of defending the Third Party claim which is incurred from time to time, forthwith following the presentation to the Indemnifying Party of itemized bills for said attorneys' fees and other expenses.


     10.6 Other Indemnification Claims.  The Indemnified Party shall give the
          ----------------------------

Indemnifying Party prompt notice of any Indemnification Claim (other than a Third Party Claim) specifying the basis hereunder upon which the Indemnified Party's claim for indemnification is asserted. No failure to give notice of a claim shall affect the indemnification obligations of the Indemnifying Party hereunder, except to the extent that the Indemnifying Party can demonstrate that such failure materially prejudiced such Indemnifying Party's ability to successfully defend or otherwise respond to the matter giving rise to the claim. In respect of any Indemnification Claim other than a Third Party Claim, where Sellers are the Indemnifying Party (including, without limitation, any Release of any Hazardous Material or environmental compliance action that is not the subject of a Third Party Claim, Purchaser shall provide Sellers with the opportunity and all appropriate access to the applicable Facility or Facilities to conduct (under Sellers' control) any assessment, inspection or work necessary to respond to or correct the condition giving rise to such Indemnification Claim (including, without limitation, any necessary environmental investigation, clean up or corrective action).


     10.7 Guarantors' Limited Recourse Indemnification Obligations.  Each of the
          --------------------------------------------------------
Guarantors shall jointly and severally guaranty the performance in full of each undertaking of each of the Sellers pursuant to this Article X and shall indemnify Purchaser in full for all costs, liabilities and expenses, including reasonable attorneys' fees, for all breaches of such undertakings by Sellers; provided, that Purchaser's sole recourse with respect to such guarantees shall be Purchaser's recourse to one or more of the Guarantors' rights to payments under the Non-Competition Agreements. Guarantors shall have no other obligations or liabilities to Purchaser or anyone else with respect to these guarantees, and these guarantees shall be non-recourse in all other respects.



                                   ARTICLE XI
                        Effect of Termination/Proceeding
                        --------------------------------


     11.1 Right to Terminate.  This Agreement and the transactions contemplated
          ------------------
hereby may be terminated at any time prior to the Closing by prompt notice given in accordance with Section 13.3:

          (a) by the mutual written consent of Purchaser and Sellers;

          (b) by either of such parties if the Closing shall not have occurred on or before October 1, 1997; provided, however, that the right to terminate
                              --------  -------
this Agreement under this Section 11.1(b) shall not be available to any party whose failure to fulfill any material obligation under this Agreement has been the cause of or resulted in the failure of the Closing to occur on or prior to the aforesaid date;

          (c) by Purchaser, if a material adverse change shall have occurred relative to the assets, liabilities, operations or business prospects of any of the Newspapers, or relative to the Purchased Assets, considered as a whole, subsequent to the date of execution of this Agreement; or

          (d) by the non-breaching party, if either party discovers and discloses a material breach of the other parties' representations and warranties hereunder on or before the Closing, and the parties hereto are unable to negotiate an appropriate resolution, either by a waiver of such breach by the non-breaching party, a curing of the breach by the breaching party, or the negotiation of an adjustment to Purchase Price to account for such breach.


     11.2 Remedies.  In the event of a breach of this Agreement, the non-
          --------
breaching party shall not be limited to the remedy of termination of this Agreement, but shall be entitled to pursue all available legal and equitable rights and remedies, including the right to specific performance of this Agreement, and shall be entitled to recover all of its reasonable costs and expenses incurred in pursuing them (including, without limitation, reasonable attorneys' fees).



                                  ARTICLE XII
                                  Risk of Loss
                                  ------------


     The risk of loss, prior to the Closing, by fire, earthquake, hurricane or for any other reason, to the Purchased Assets between the date of the Agreement and the Closing, shall be upon Sellers. Sellers shall maintain the existing insurance on all such property at all times prior to the Closing and shall either promptly take all reasonable steps to repair, replace and restore any such property which is lost, destroyed or damaged after the date hereof and prior to the Closing, or at the Purchaser's option, pay to the Purchaser at the Closing the proceeds from insurance claims with respect to such losses; provided, that if Purchaser elects to require Sellers to take reasonable steps to repair replace and/or restore any lost, destroyed and/or damaged property and Sellers are unwilling to do so, Sellers shall have the option, in their sole discretion, to terminate this Agreement, whereupon neither party shall have any further obligations to the other hereunder.

                                  ARTICLE XIII
                                 Miscellaneous
                                 -------------


     13.1 Exclusivity.  Unless and until this Agreement shall be terminated in
          -----------
the manner prescribed in Article XI hereto, Sellers will not, and will not permit any of their affiliates, directors, officers, employees, agents or advisors to, initiate, pursue or enter into any discussions, negotiations or agreements with any person or entity contemplating or providing for any merger, acquisition, purchase or sale of all or substantially all of the assets of, or the combination of any other business with, or the change in control of, the Newspapers.


     13.2 Publicity.  All press releases and other public Disclosures concerning
          ---------
this transaction shall be made only by mutual agreement of Purchaser and Sellers.


     13.3 Notices.  All notices required or permitted to be given hereunder
          -------
shall be in writing and may be delivered by hand, by facsimile, by nationally recognized private courier, or by United States mail. Notices delivered by mail shall be deemed given three (3) business days after being deposited in the United States mail, postage prepaid, registered or certified mail, return receipt requested. Notices delivered by hand, by facsimile or by nationally recognized private carrier shall be deemed given on the first business day following receipt; provided, however, that a notice delivered by facsimile shall
                   --------  -------
only be effective if such notice is also delivered by hand, or deposited in the United States mail, postage prepaid, registered or certified mail, return receipt requested, on or before two (2) business days after its delivery by facsimile. All notices shall be addressed as follows:


                                 If to Sellers,
                                 addressed to:

                                 Lowell Sun Publishing Company
                                 c/o Alexander S. Costello
                                 18 Spring Grove Road
                                 Andover, Massachusetts  01810


                                 Lowell Sun Realty Company
                                 c/o Alexander S. Costello
                                 18 Spring Grove Road
                                 Andover, Massachusetts  01810

                                 With a copy to:

                                 Sherburne, Powers & Needham, P.C.
                                 One Beacon Street
                                 Boston, Massachusetts  02108
                                 Attn:  Joseph B. Darby, III, Esq.
                                 Facsimile:  (617) 523-6850


                                 If to Purchaser,
                                 addressed to:

                                 W. Dean Singleton
                                 Vice Chairman, President
                                  and Chief Executive Officer
                                 Garden State Newspapers, Inc.
                                 c/o MediaNews Group, Inc.
                                 1560 Broadway, Suite 1485
                                 Denver, Colorado  80202


                                 With a copy to:

                                 Verner, Liipfert, Bernhard,
                                  McPherson & Hand
                                 901 15th Street, N.W., Suite 700
                                 Washington, D.C. 20005
                                 Attn: Howell E. Begle, Jr., Esq.
                                 Facsimile: (202) 371-6279


                                 If to Guarantors,
                                 addressed to:

                                 John H. Costello, Jr.
                                 107 Clark Road
                                 Lowell, Massachusetts  01852


                                 Alexander S. Costello
                                 18 Spring Grove Road
                                 Andover, Massachusetts  01810

                                 Thomas F. Costello
                                 190 Westford Road
                                 Dunstable, Massachusetts  01827


                                 Andrew G. Costello
                                 33 Bailey Road
                                 Andover, Massachusetts  01810


                                 Charlotte E. LaPierre
                                 77 Catamount Road
                                 Tewksbury, Massachusetts  01876


                                 Dana E. Biadi
                                 Via P. Gobetti 28
                                 Grassina (50015) Firenze, Italy


                                 With a copy in each case to:

                                 Sherburne, Powers & Needham, P.C.
                                 One Beacon Street
                                 Boston, Massachusetts  02108
                                 Attn:  Joseph B. Darby, III, Esq.
                                 Facsimile:  (617) 523-6850

and\or to such other respective addresses and/or addressees as may be designated by notice given in accordance with the provisions of this Section 13.3


     13.4 Entire Agreement.  This Agreement and the instruments to be delivered
          ----------------
by the parties pursuant to the provisions hereof constitute the entire agreement between the parties. Each exhibit hereto, and the Disclosure Schedule, shall be considered incorporated into this Agreement. The Letter of Intent dated June 2, 1997 is expressly superseded and terminated.


     13.5 Survival: Non-Waiver.  All representations, warranties and
          --------------------
indemnification obligations under this Agreement shall survive the Closing regardless of any investigation or lack of investigation by any of the parties hereto, provided, however, that the representation, warranty and indemnification obligations of Sellers under this Agreement shall not extend beyond the time periods specified in the last paragraph of Section 10.2 hereof. In the event of a breach of any representations, warranties or covenants, the party to whom such representations, warranties or covenants have been made shall have all rights and remedies for such breach available to it under this Agreement, Sellers' Ancillary Documents, Purchaser's Ancillary Documents or otherwise, whether at law or in equity, regardless of any Disclosure to, or investigation made by or on behalf of, such party on or before the Closing Date, except for those matters described in Purchaser's Phase I Report or in the owner's title insurance policy described in Section 8.2(l) of this Agreement. The failure in any one or more instances of a party to insist upon performance of any of the terms, covenants or conditions of this Agreement or to exercise any right or privilege in this Agreement conferred, or the waiver by said party of any breach of any of the terms, covenants or conditions of this Agreement, shall not be construed as a subsequent waiver of any such terms, covenants, conditions, right or privileges, but the same shall continue and remain in full force and effect as if no such forbearance or waiver had occurred. No waiver shall be effective unless it is in writing and signed by an authorized representative of the waiving party.


     13.6  Applicable Law.  This Agreement shall be governed and controlled as
           --------------
to validity, enforcement, interpretation, construction, effect and in all other respects by the internal laws of the Commonwealth of Massachusetts applicable to contracts made and wholly to be performed therein.


     13.7  Binding Effect: Benefit.  This Agreement shall inure to the benefit
           -----------------------
of and be binding upon the parties hereto and their successors, permitted assigns and legal representatives. Nothing in this Agreement, express or implied, is intended to confer on any person other than the parties hereto and their respective successors, permitted assigns and legal representatives any rights, remedies, obligations or liabilities under or by reason of this Agreement.


     13.8  Assignability. This Agreement shall not be assignable by either party
           -------------
without the prior written consent of the other party.


     13.9  Amendments.  This Agreement shall not be modified or amended except
           ----------
pursuant to an instrument in writing executed and delivered on behalf of each of the parties hereto.


     13.10  Headings.  The headings contained in this Agreement are for
            --------
convenience of reference only and shall not affect the meaning or interpretation of this Agreement.

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

                                       PURCHASER

                                       GARDEN STATE NEWSPAPERS, INC.


                                       By:
                                          --------------------------------------
                                          William Dean Singleton, Vice Chairman,
                                          President and Chief Executive Officer



                                       SELLERS

                                       LOWELL SUN PUBLISHING COMPANY


                                       By:
                                          --------------------------------------
                                          Alexander S. Costello, President


                                       LOWELL SUN REALTY COMPANY


                                       By:
                                          --------------------------------------
                                          Thomas F. Costello, President



                                       GUARANTORS
                                       (Solely for the purposes of Section 10.7)



                                          --------------------------------------
                                          John H. Costello, Jr.

                                          --------------------------------------
                                          Alexander S. Costello


                                          --------------------------------------
                                          Thomas F. Costello


                                          --------------------------------------
                                          Andrew G. Costello


                                          --------------------------------------
                                          Charlotte E. LaPierre


                                          --------------------------------------
                                          Dana E. Biadi